As filed with the Securities and Exchange Commission on May 12, 2000
                                                      Registration No. 333-93041
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 2 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   LMKI, INC.
                 (Name of small business issuer in its charter)

            Nevada                       4813                     33-0662114
  (State Or Jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
    or Incorporation        Classification Code Number)      Identification No.)
    or Organization)
                         3355 Michelson Drive, Suite 300
                            Irvine, California 92612
                                 (949) 794-3000
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                        --------------------------------
                   John W. Diehl, Jr., Chief Financial Officer
                         3355 Michelson Drive, Suite 300
                            Irvine, California 92612
                                 (949) 794-3000
            (Name, Address and Telephone Number of Agent for Service)
                        --------------------------------
                                    Copy To:
                           Christopher A. Wilson, Esq.
                         PILLSBURY MADISON & SUTRO, LLP
                        650 Town Center Drive, 7th Floor
                          Costa Mesa, California 92626
                                 (714) 436-6800
                        ---------------------------------

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed
                                                            Maximum          Proposed Maximum
                                         Amount to be       Offering Price   Aggregate           Amount of
Title of Each Class of Securities        Registered         Per Share (1)    Offering Price      Registration Fee
=======================================================================================================================
Common Stock,
$.001 par value (2)                      1,870,588          $10.50           $    19,641,174     $5,185.28
-----------------------------------------------------------------------------------------------------------------------
Warrant to purchase Common Stock (3)       500,000          $ 0.01           $         5,000         $1.32
-----------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Warrants           500,000          $10.50           $     5,250,000     $1,386.00
-----------------------------------------------------------------------------------------------------------------------
Placement Agent Warrants (4)                68,952          $ 0.01           $           690         $0.18
-----------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Placement
Agent Warrants                              68,952          $10.50           $       723,996       $191.14
-----------------------------------------------------------------------------------------------------------------------

Total                                                                        $    25,620,860     $6,763.92 (5)
=======================================================================================================================

         (1) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee. Based on the average of the bid and asked prices per share of our common stock as reported on the OTC Bulletin Board on December 10, 1999. In accordance with Rule 457(g), the registration fee for shares underlying warrants is calculated upon a price representing the highest of (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

         (2) Includes an estimated 1,870,588 shares of common stock to be offered and sold by the selling stockholders of series A convertible preferred stock upon conversion into common stock.

         (3) Includes warrants to purchase 500,000 shares of common stock granted to Mesora Investors, LLC.

         (4) Warrant to purchase 68,952 shares of common stock issued to Dunwoody Brokerage Services Inc. as partial payment for its services as placement agent in connection with the sale of the series A convertible preferred stock.

         (5) Issuer previously paid in filing fee of $6,970.76.

         Pursuant to Rule 416 under the Securities Act, there are also being registered such additional number of shares as may be issuable as a result of the anti-dilution provisions of the preferred stock.

                            ------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                                   LMKI, INC.
                              Cross-Reference Sheet
                      Showing Location in the Prospectus of
                   Information Required by Items of Form SB-2

Form SB-2 Item Number and Caption                                    Location In Prospectus
1.   Front of Registration Statement and Outside Front Cover of
     Prospectus....................................................  Outside Front Cover
2.   Inside Front and Outside Back Cover Pages of Prospectus.......  Inside Front Cover Page
3.   Summary Information and Risk Factors..........................  Summary; Risk Factors
4.   Use of Proceeds...............................................  Use of Proceeds
5.   Determination of Offering Price...............................  *
6.   Dilution......................................................  *
7.   Selling Stockholders .........................................  Selling Stockholders
8.   Plan of Distribution..........................................  Plan of Distribution
9.   Legal Proceedings.............................................  Business - Legal Proceedings
10.  Directors, Executive Officers, Promoters and Control Persons..  Management
11.  Security Ownership of Certain Beneficial Owners and
     Management....................................................  Principal Stockholders
12.  Description of Securities.....................................  Description of Securities
13.  Interest of Named Experts and Counsel.........................  Legal Matters, Experts
14.  Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities....................................  Management - Indemnification
15.  Organization Within Last Five Years...........................  Certain Transactions
16.  Description of Business.......................................  Business
17.  Management's Discussion and Analysis or Plan or Operation.....  Management's Discussion and
                                                                     Analysis of
                                                                     Financial Condition and
                                                                     Results of Operations
18.  Description of Property.......................................  Business - Facilities
19.  Certain Relationships and Related Transactions................  Management - Certain Relationships
20.  Market for Common Equity and Related Stockholder Matters......  The Market for our Common Equity
                                                                     And Related Stockholder Matters
21.  Executive Compensation........................................  Executive Compensation
22.  Financial Statements..........................................  Financial Statements
23.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure......................................  *
---------
*Not Applicable

         Information contained in this prospectus is subject to completion or amendment. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.


================================================================================

                         SELLING STOCKHOLDER PROSPECTUS
                                   LMKI, INC.
                         3355 Michelson Drive, Suite 300
                            Irvine, California 92612
                                 (949) 794-3000

                        2,439,540 Shares of Common Stock

         This prospectus relates to the offer and sale of our common stock by the selling stockholders identified on page 54 of this prospectus. The common stock covered by this prospectus includes:

         (1) A maximum of 1,870,588 shares of our common stock issuable to the selling stockholders identified on page 54 upon conversion of their series A convertible preferred stock and accrued dividends into common stock; and

         (2) A maximum of 568,952 shares of common stock issuable upon exercise of warrants granted to the selling stockholders, including warrants to purchase 68,952 shares of common stock granted to the placement agent for the sale of series A convertible preferred stock. (See "Description of Securities" for a description of the warrants).

         We will not receive any proceeds from the sale of our common stock by the selling stockholders. The selling stockholders may offer and sell some, all or none of the common stock under this prospectus. The selling stockholders may determine the prices at which they will sell such common stock, which may be at market prices prevailing at the time of such sale or some other price. In connection with such sales, the selling stockholders may use brokers or dealers who may receive compensation or commissions for such sales.

         Our common stock is currently traded on the over-the-counter Bulletin Board under the symbol "LMKI". On May 10, 2000, the last reported sales price for our common stock was $6.375 per share.

                            ------------------------

         Investing in our common stock involves a high degree of risk. You should not purchase our common stock unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 11 of this prospectus.

                            ------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

                   The date of this prospectus is May 11, 2000

         You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                TABLE OF CONTENTS
                                                                            Page

TABLE OF CONTENTS..............................................................5


SUMMARY........................................................................6


The Offering...................................................................6


Summary Financial and Operating Information....................................7


RISK FACTORS...................................................................8


USE OF PROCEEDS...............................................................18


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.........................................................18


BUSINESS......................................................................24


MANAGEMENT....................................................................38


EXECUTIVE COMPENSATION........................................................40


CERTAIN TRANSACTIONS..........................................................43


PRINCIPAL STOCKHOLDERS........................................................44


THE MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS...............46


DESCRIPTION OF SECURITIES.....................................................47


SELLING STOCKHOLDERS..........................................................50


PLAN OF DISTRIBUTION..........................................................52


LEGAL MATTERS.................................................................53


EXPERTS.......................................................................53


WHERE YOU CAN FIND MORE INFORMATION ABOUT US..................................53


DEALER PROSPECTUS DELIVERY OBLIGATION.........................................53


INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.....................................1


REPORT OF INDEPENDENT AUDITORS................................................21


PART II INFORMATION NOT REQUIRED IN PROSPECTUS................................41

         We have informed the selling stockholders that the anti-manipulative rules under the Exchange Act of 1934, as amended (the "Exchange Act"), including Regulation M, may apply to their sales in the market. We have furnished the selling stockholders with a copy of these rules. We have also informed the selling stockholders that they must deliver a copy of this prospectus with any sale of their shares.

                                     SUMMARY

         To understand this offering fully, we encourage you to read the entire prospectus carefully, including the consolidated financial statements and the notes to the consolidated financial statements of the company appearing elsewhere in this prospectus.

ABOUT US

         LMKI, Inc. delivers broadband network solutions including high-speed Internet access, data, voice and video services to a wide spectrum of business customers.

CORPORATE INFORMATION

         We were incorporated under Nevada law on October 10, 1994.

         Our executive offices are located at 3355 Michelson Drive, Suite 300, Irvine, California 92612. Our telephone number is (949) 794-3000. Our fax number is (949)794-3093.

                                  THE OFFERING

Securities offered by the selling
stockholders..............................  2,439,540 shares of common stock.
Common stock outstanding..................  37,249,566 shares as of February 29,
                                            2000.
Options and warrants outstanding..........  9,713,911 as of February 29, 2000.
                                            Excludes 1,870,588 shares of common
                                            stock issuable on conversion of
                                            series A convertible preferred stock
                                            registered hereunder and excludes
                                            110,833 warrants granted to Mesora
                                            Investors, LLC and the Placement
                                            Agent upon the sale of 1,000 shares
                                            of series A preferred stock in May
                                            2000.
Use of proceeds...........................  We will receive no proceeds from the sale of the common stock offered
                                            hereby.
OTC Electronic Bulletin Board
symbol....................................  "LMKI"

                   SUMMARY FINANCIAL AND OPERATING INFORMATION

         This summary financial information below is from and should be read with the consolidated financial statements and the notes to the financial statements elsewhere in this prospectus.

         We may receive $2,524,000 upon the exercise of 568,952 warrants issued to selling stockholders to purchase common stock. (See "Description of Securities" for a description of the warrants). The warrants may never be exercised or may be exercised on a cashless basis, resulting in no cash proceeds to our company.

STATEMENT OF OPERATIONS DATA:


                                                 Six Months ended
                                                    February 29                  Years Ended August 31
                                               2000             1999             1999             1998
                                          --------------   --------------   --------------   --------------
                                                     (unaudited)

Revenues                                  $   3,631,166    $     238,389    $   1,598,076    $     397,363
Gross profit                              $   1,874,824    $     168,079    $     675,487    $     345,362
Loss before income taxes                  $  (1,948,353)   $    (101,429)   $    (924,111)   $     (51,519)
Net loss                                  $  (1,948,353)   $    (101,429)   $    (926,511)   $     (53,819)
Net loss available to common
stockholders                              $  (5,048,440)   $    (101,429)   $    (926,511)   $     (53,819)
Basic and diluted loss
per share (1)                             $       (0.14)   $       (0.00)   $       (0.04)   $       (0.00)
Weighted average number of shares
outstanding (2)                              36,327,149       21,581,111       26,241,335       15,809,222

BALANCE SHEET DATA:

                                              As of February 29, 2000            As of August 31, 1999
                                          -------------------------------   -------------------------------
                                                   (unaudited)

Working capital (deficit)                          $(1,266,720)                       $ (217,061)
Total assets                                       $11,157,165                        $4,132,293
Total liabilities                                  $ 6,435,857                        $2,033,558
Stockholders' equity                               $ 4,721,314                        $2,098,735

---------------

         (1) Net Loss per common share: stock options and warrants outstanding and shares upon issuable upon conversion of series A convertible preferred stock are not considered common stock equivalents because the effect would be to reduce the net loss per share.

         (2) Shares of common stock issuable upon exercise of options and warrants, and issuable upon conversion of series A convertible preferred stock, that have not been included in weighted average shares in the calculation of diluted earnings per share total 10,664,598 and 8,000,000 for the six months ended February 29, 2000 and February 28, 1999, respectively, and 8,000,000 and 4,000,000 for the years ended August 31, 1999 and 1998, respectively.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS.

         We began offering commercial DSL service in February 1999. Because of our limited operating history, you have limited operating and financial data with which to evaluate our potential for future success. You should evaluate our company in light of the expenses, development, uncertainties and complications typically encountered by early-stage businesses, many of which will be beyond our control. These risks include the following:

         o    Lack of sufficient capital;

         o    Unanticipated problems, technological delays and expenses;

         o    Competition; and

         o    Uncertain market acceptance of our products and services.

         As a result of our limited operating history, our plan for rapid growth and the increasingly competitive nature of the markets in which we operate, our historical financial data is of limited value in anticipating future revenue and operating expenses. Our planned expense levels will be based in part on our stage of development. We may not be able to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues or capital.

THE CONVERSION OF THE SERIES A CONVERTIBLE PREFERRED STOCK BY THE SELLING STOCKHOLDERS MAY LOWER THE MARKET PRICE OF OUR COMMON STOCK AND SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER HOLDERS OF OUR COMMON STOCK.

         OUR SERIES A CONVERTIBLE PREFERRED STOCK IS CONVERTIBLE AT A RATE BELOW THE PREVAILING MARKET PRICE OF THE COMMON STOCK.

         We have issued 5,000 shares of series A convertible preferred stock, which are currently convertible into such number of shares of common stock equal to the stated value of $1,000 divided by the per share conversion price of the series A convertible preferred stock. The per share conversion price is equal to the lower of $4.25 or eighty percent of the average closing bid price of the three lowest trading days of common stock over the twenty-five consecutive trading days ending on the trading day immediately preceding the date that the applicable holder of the series A convertible preferred stock elects to have shares of series A convertible preferred stock converted. Accordingly, the series A convertible preferred stock is convertible at a floating rate that will be below the market price of our common stock. As a result if the closing bid price of our common stock falls below $5.313 on any three trading days during the twenty-five days prior to the time the holder converts, the holder will receive more shares of common stock. This right of the holders of the series A convertible preferred stock to receive more shares of common stock at increasingly lower prices, may materially reduce the price of our common stock to the detriment of our other stockholders.

         THE CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK AND SALE OF MATERIAL AMOUNTS OF COMMON STOCK COULD REDUCE THE PRICE OF OUR COMMON STOCK AND ENCOURAGE SHORT SALES.

         As the selling stockholders convert the shares of series A convertible preferred stock and then sell the common stock, the common stock price may decrease due to the additional shares in the market. As the price of the common stock continues to decrease below $5.313 per share, the selling stockholders will be able to convert their series A convertible preferred stock into a larger number of shares of common stock. This may encourage short sales, which could place further downward pressure on the price of the common stock.

         THE CONVERSION OF THE SERIES A CONVERTIBLE PREFERRED STOCK MAY SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER HOLDERS.

         The holders of the series A convertible preferred stock may convert and sell the full amount of the shares of common stock issuable upon conversion. As additional shares of common stock are sold, the price of the common stock may decrease below $5.313 per share, and entitle the holders of the series A convertible preferred stock to receive a greater number of shares of common stock upon conversion of the series A convertible preferred stock. As a result, more shares of common stock will be available for sale by the selling stockholders, who may sell the full amount issuable upon conversion of the series A convertible preferred stock. Accordingly, the conversion of the series A convertible preferred stock by the selling stockholders may result in substantial dilution to the interests of the other holders of the common stock.

         EXCHANGE RULES CONCERNING FUTURE PRICED SECURITIES MAY PREVENT US FROM LISTING OUR SECURITIES WHILE THE SERIES A CONVERTIBLE PREFERRED STOCK IS OUTSTANDING.

         As long as the series A convertible preferred stock is outstanding, we may not meet the listing standards of any recognized exchange, including the Nasdaq SmallCap and Nasdaq National Market. Because the conversion price of the series A convertible preferred stock is linked to a percentage discount to the future market price of our underlying common stock, and accordingly the conversion rate can float with the market price of the common stock, the series A convertible preferred shares are considered future priced securities. The conversion of our future priced securities may be followed by a decline in our common stock price, creating additional dilution to our existing common stock stockholders. Such a price decline allows the holders of our future priced securities to convert into even larger amounts of our common stock. As a result, the holders of the series A convertible preferred stock could obtain voting control of our company. Consequently, recognized exchanges may not accept our securities for listing while we have future priced securities outstanding, and if accepted for listing, the conversion of our future price securities could lead to our securities being delisted.

POTENTIAL FLUCTUATIONS IN OUR QUARTERLY RESULTS MAY ADVERSELY AFFECT OUR OPERATING RESULTS, FINANCIAL CONDITION AND THE TRADING PRICE OF OUR COMMON STOCK.

         We cannot predict with any significant degree of certainty our quarterly revenue and operating results, which have fluctuated in the past and will likely fluctuate in the future due to several factors, many of which are beyond our control, including:

         o    the rate at which customers subscribe to our services;

         o    the prices subscribers pay for such services;

         o    subscriber turnover rates;

         o    the prices we pay for the services we provide to our subscribers;

         o    the demand for Internet services;

         o the amount and timing of capital expenditures and other costs relating to the expansion of our business;

         o our or our competitors' introduction of new Internet and telecommuting services, price competition or pricing changes in the Internet, cable and telecommuting industries; and

         o    technical difficulties or network downtime.

         Because we rely on revenue forecasts when committing to a significant portion of our future expenditures, we may not be able to adjust our spending in the event of revenue shortfalls. Consequently, such shortfalls could have an immediate material adverse affect on our business, financial condition and operating results. As a result, we believe that period-to-period comparisons of our revenues and results of operations are not necessarily meaningful and you should not rely upon them as indicators of future performance. It is likely that in one or more future quarters our results may fall below the expectations of analysts and investors. In such event, the trading price of our common stock would likely decrease.

WE HAVE INCURRED SUBSTANTIAL OPERATING LOSSES AND EXPECT TO INCUR FUTURE LOSSES.

         We have incurred substantial losses and have experienced negative operating cash flow for each month since our formation and expect our losses and negative operating cash flow to continue. If our revenue does not grow as expected or capital and operating expenditures exceed our plans, our business, prospects, financial condition and results of operations will be materially adversely affected. We cannot be certain if or when we will be profitable or if or when we will generate positive operating cash flow. We expect our operating expenses to increase significantly as we expand our business. In addition, we expect to make significant additional capital expenditures during 2000 and in subsequent years. We also expect to substantially increase our operating expenditures, particularly network and operations and sales and marketing expenditures, as we implement our business plan. However, our revenue may not increase despite this increased spending.

THERE IS NO GUARANTEE THAT WE WILL OBTAIN THE ADDITIONAL CAPITAL WE NEED TO FINANCE OUR FUTURE OPERATIONS.

         We have funded operations primarily through operating funds, loans from stockholders, private sales of equity securities, borrowings from third parties and capitalized leases. Our capital requirements depend on numerous factors, including the rate of market acceptance of our services, our ability to maintain and expand our customer base, the rate of expansion of our network infrastructure and potential acquisitions. We cannot accurately predict the timing and amount of our capital requirements. If our capital requirements vary materially from our estimates, we may require additional financing sooner than anticipated.

         We have no commitments for additional financing other than a $1.0 million commitment to invest in our series A convertible preferred stock under certain conditions, and a $35.0 million commitment to invest in our common stock under certain conditions.

         Any additional equity financing may be dilutive to our stockholders, and debt financing, if available, may involve restrictions on our financing and operating activities. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations or anticipated expansion.

IF WE FAIL TO ATTRACT AND RETAIN KEY MANAGEMENT AND TECHNICAL PERSONNEL WE WILL BE UNABLE TO EXECUTE OUR BUSINESS STRATEGY.

         Our continued success depends on the continued services of key management and technical personnel. The loss of any senior executive or other key technical employee could have a material adverse effect on our business, financial condition, results of operations and relationships with corporate partners. Our success also depends upon our ability to attract and retain highly qualified technical sales, marketing and customer service personnel. If we are unable to attract and retain such qualified personnel, we may not be able to continue our expansion, which will result in delays in deploying our network. As a result our business, operating results and cash flows could be adversely affected.

OUR BUSINESS DEPENDS ON THE CONTINUED GROWTH OF THE INTERNET.

         Our future success substantially depends on continued growth in and use of the Internet. Although we believe that Internet usage and popularity will continue to grow as it has in the past, we cannot be certain that this growth will continue or that it will continue in its present form or at its present pace. If Internet usage declines or evolves away from our business, our growth will slow or stop and our financial results will suffer.

OTHER TECHNOLOGIES FOR THE HIGH-SPEED CONNECTIVITY MARKET WILL COMPETE WITH OUR SERVICES.

         Our services are competing with a variety of different high-speed Internet connectivity technologies including cable modem, satellite and other wireless technologies. Many of these technologies will compete effectively with our services. If any technology competing with our technology is more reliable, faster, less expensive, reaches more customers or has other advantages over DSL technology, then the demand for our products and services and our revenues and gross margins may decrease.

WE FACE A HIGH LEVEL OF COMPETITION IN THE COMMUNICATION SERVICES INDUSTRY.

         The market for high bandwidth communications connectivity and related services is extremely competitive. We anticipate that competition will continue to intensify as the use of the Internet grows. The tremendous growth and potential market size of the Internet access market has attracted many new start-ups as well as established businesses from different industries.

         Our current and prospective competitors include other national, regional and local ISPs, long distance and local exchange telecommunications companies, cable television, direct broadcast satellite, wireless communications providers and on-line service providers. Although we believe that our network, products and customer service distinguish us from these competitors many have significantly greater market presence longer operating histories, greater brand recognition, larger customer bases and substantially greater financial, technical, marketing and personnel resources than we do. Therefore, they may be able to respond better and move quickly to new or changing opportunities, technologies and customer requirements.

         Recent sweeping reforms in the federal regulation of the telecommunications industry have created greater opportunities for local exchange carriers. Accordingly, we expect to experience increased competition from the traditional telecommunications carriers, many of whom may have the ability to bundle Internet access with basic local and long distance telecommunications services. This bundling of services may result in pricing pressure on us that could have a material adverse effect on our business, financial condition and results of operations.

WE ARE DEPENDENT ON TELECOMMUNICATIONS CARRIERS AND OTHER SUPPLIERS TO CONNECT OUR NETWORK.

         We rely on traditional telecommunications carriers to transmit our traffic over local and long distance networks. These networks may experience disruptions that are not easily remedied. Additionally, we depend on certain suppliers of hardware and software. If our suppliers fail to provide us with network services, equipment or software in the quantities, at the quality levels or at the times we require, or if we cannot develop alternative supply sources, it will be difficult, if not impossible, for us to provide our services.

         Our success depends on negotiating and entering into strategic partner interconnection agreements with providers of communications bandwidth. We must enter into and renew interconnection agreements with providers of communications bandwidth in each of our target markets in order to provide service in that market. These agreements govern, among other things, the price and other terms regarding our location of equipment in the offices of providers of communications bandwidth which house telecommunications equipment and from which local telephone service is provided, known as central offices, and our lease of copper telephone lines that connect those central offices to our customers. Delays in obtaining interconnection agreements would delay our entrance into target markets and could have a material adverse effect on our business and prospects. Our interconnection agreements generally have limited terms of one to two years and we cannot assure you that new agreements will be negotiated or that existing agreements will be extended on terms favorable to us.

WE FACE RISKS ASSOCIATED WITH OUR LEASE OF BANDWIDTH FROM NETWORK SUPPLIERS.

         We lease our bandwidth from Level (3) Communications and Qwest Communications International, Inc. We are dependent upon their ability to satisfy their obligations to us. If they cannot, we will incur significant expenses to utilize other sources of bandwidth. We also have risks attendant with their ability to build-out their networks under construction and our access to that bandwidth. We are subject to a variety of risks relating to our recent lease of fiber-based telecommunications bandwidth from our various global network suppliers, including our strategic alliance with Level (3), and the delivery, operation and maintenance of such bandwidth. Such risks include, among other things, the following:

         o the risk that financial, legal, technical and/or other matters may adversely affect such suppliers' ability to perform their respective operation, maintenance and other services relating to such bandwidth, which may adversely affect our use of such bandwidth;

         o the risk that we will not have access to sufficient additional capital and/or financing on satisfactory terms to enable us to make the necessary capital expenditures to take full advantage of such bandwidth;

         o the risk that such suppliers may not continue to have the necessary financial resources to enable them to complete, or may otherwise elect not to complete, their contemplated build-out of their respective fiber optic telecommunications systems; and

         o the risk that such build-out may be delayed or otherwise adversely affected by presently unforeseeable legal, technical and/or other factors.

         We cannot assure that we will be successful in overcoming these risks or any other problems encountered in connection with our lease of sufficient bandwidth.

WE MAY BE SUBJECT TO RISKS ASSOCIATED WITH FUTURE ACQUISITIONS.

         As part of our growth strategy, we may acquire complementary businesses, although we have no definitive agreements to do so at this time. An acquisition may not produce the revenue, earnings or business synergies that we anticipate, and an acquired business might not perform as we expect. If we pursue any acquisition, our management could spend a significant amount of time and effort identifying and completing the acquisition and may be distracted from the operation of our business. If we complete an acquisition, we would probably have to devote a significant amount of management resources to integrating the acquired business with our existing operations, and that integration may not be successful.

OUR FAILURE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS MAY ADVERSELY AFFECT OUR BUSINESS.

         We rely on unpatented trade secrets and know-how to maintain our competitive position. Our inability to protect these secrets and know-how could have a material adverse effect on our business and prospects. We protect our proprietary information by entering into confidentiality agreements with employees and consultants and potential business partners. These agreements may be breached or terminated. In addition, third parties, including our competitors, may assert infringement claims against us. Any such claims, could result in costly litigation, divert management's attention and resources, require us to pay damages and/or to enter into license or similar agreements under which we would be required to pay license fees or royalties.

A BREACH OF OUR NETWORK SECURITY COULD RESULT IN LIABILITY TO US AND DETER CUSTOMERS FROM USING OUR SERVICES.

         Our Internet network may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Corporate networks and internet services providers have experienced in the past, and probably will experience in the future, interruptions in service as a result of accidental or intentional security breaches. Any such breach could result in liability to us and deter customers from using our service. Unauthorized access could also jeopardize the security of confidential information stored in the computer systems of our customers. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers, cause us to incur significant costs to remedy the problem, and divert management attention. We have implemented security measures that could be circumvented. Any of these factors could have a material adverse effect on our business and prospects.

THE PRICE OF OUR COMMON STOCK HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

         Our common stock is not actively traded and its price has fluctuated significantly. In the past two fiscal years, our stock traded from a high of $19.125 to a low of $0.02. The following factors could affect the price of the stock:

         o    general market volatility;

         o announcements of technological innovations or new commercial products by us or our competition;

         o general regulatory developments or disputes concerning proprietary rights;

         o market conditions for Internet and communications companies in general; and

         o economic and other internal and external factors, including periodic fluctuations in our financial results.

         All of the shares registered for sale on behalf of the selling stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. We filed a Registration Statement of which this prospectus is a part to register these restricted shares for sale into the public market by the selling stockholders. The effect of this Registration Statement is to increase the number of unrestricted shares. A sudden increase in the amount of unrestricted shares may cause the price of the stock to go down and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain "restricted shares" in the hands of the holder, except for those held by non-affiliates, for a period of one year, calculated pursuant to SEC Rule 144.

OUR COMMON STOCK COULD BECOME A "PENNY STOCK" AND, IF IT DOES, IT COULD BE HARDER TO SELL IN THE SECONDARY MARKET.

         If our stock price dropped and there were certain adverse changes to our net tangible assets and revenues, our common stock might be subject to certain rules, called "penny stock rules". These rules impose additional sales practice requirements on broker-dealers who sell those securities. For any transaction involving a penny stock, the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the SEC relating to the market for penny stocks. The broker-dealer also must disclose the commission payable to both the broker-dealer and its registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the customer's account. Although we believe that our common stock is not penny stock, in the event our common stock subsequently becomes characterized as a penny stock, our market liquidity could be severely affected. If that happens, the regulations relating to penny stocks could limit the ability of broker-dealers to sell our common stock in the secondary market.

OUR EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS OWN A SIGNIFICANT PERCENTAGE OF OUR COMPANY AND WILL BE ABLE TO EXERCISE SIGNIFICANT INFLUENCE OVER OUR COMPANY.

         After this offering, our executive officers, directors and principal stockholders and their affiliates will together control approximately 78.2% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will continue to have significant influence over our affairs. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale and might affect the market price of our common stock.

WE RESERVED SOME OF OUR UNISSUED SHARES FOR FUTURE SALE.

         On February 29, 2000, we had options, warrants and other rights to acquire common stock as follows:

         (a) There are 5,000,000 common shares reserved in our amended and restated 1999 Stock Plan, of which grants have been made for 1,536,760 shares (of which 33,900 have been exercised), and 3,463,240 remain ungranted;

         (b) There are 7,000,000 shares reserved for exercise of options held by the Chief Executive Officer;

         (c) There are warrants to purchase 1,236,051 shares of common stock, of which 458,119 were granted to the selling stockholders (excludes 110,833 warrants granted to Mesora Investors, LLC and the Placement Agent upon the sale of 1,000 shares of series A preferred stock in May 2000); and

         (d) There are shares of common stock totaling 1,870,588 issuable to selling stockholders upon conversion of series A convertible preferred stock issued and outstanding as of February 29, 2000, including one year of accrued interest.

         Our series A convertible preferred stock is convertible into shares of common stock at a conversion rate of $1,000 per share divided by the lower of
(i) $4.25 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 25 trading days immediately before the conversion date. Since there is no minimum conversion price on the series A convertible preferred stock, a reduction of the closing bid price of our common stock below $5.313 per share could require us to issue an increased number of shares of common stock on conversion of the series A convertible preferred stock.

         Certain of our warrants have reset provisions that allow the holders to receive additional shares if certain adjustments need to be made pursuant to the warrant provisions. See "Description of Securities" for a description of the warrants.

WE ARE SUBJECT TO TELEMARKETING REGULATIONS.

         Our marketing depends primarily on the telemarketing sale channel. Telemarketing sales practices are regulated both federally, and at the state level including the time telephone solicitations can be made to residences, prohibiting use of automated telephone dialing equipment, maintaining "do not call lists," and prohibiting misrepresentation. We train and supervise our telephone service representatives to comply with these rules, however there can be no assurance that such rules are not violated. In the event such rules are violated we may be subject to fines and penalties.

WE ARE SUBJECT TO UNCERTAIN TAX AND OTHER SURCHARGES.

         Telecommunications providers are subject to a variety of federal and state surcharges and fees on their gross revenues from interstate and intrastate services. These surcharges and fees may be increased and other surcharges and fees not currently applicable to our services could be imposed on us. In either case, the cost of our services would increase and that could have a material adverse effect on our business, prospects, financial condition and results of operations.

WE HAVE NOT FILED ANY INCOME TAX RETURNS SINCE FISCAL YEAR ENDING 1995.

         Given that we have experienced losses in each year subsequent to this date, we do not believe that we will have a significant liability with respect to the filing of such returns. However, we may incur taxes, penalties and/or interest upon filing such returns.

OUR FAILURE TO FILE CERTAIN REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION PUTS US AT RISK OF POTENTIAL LIABILITIES FOR VIOLATIONS OF FEDERAL AND STATE SECURITIES LAWS, WHICH COULD HARM OUR BUSINESS.

         We failed to timely file a Form 8-K reporting our acquisition of MobileNetics Corporation. As a result, we are not considered to be timely in our reports and therefore are ineligible to use certain forms, including Form S-3, to register securities. To the extent that such failure to timely file is deemed to constitute a material omission, we may have violated federal or state securities laws for which we may be held liable by a court of law. To date, no claims have been asserted and we are unable at this time to determine the amount of damages that we may incur as a result of such violation. We may incur substantial damages and costs if a court later determines that we violated federal or state securities laws by failing to disclose all material information correctly in our filed reports, which could increase our operating expenses, reduce our ability to achieve and sustain profitability and disrupt our daily operations.

LINGERING YEAR 2000 RISK MAY ADVERSELY AFFECT OUR COMPANY.

         Many existing computer programs use only two digits to identify a year. These programs were designed and developed without addressing the impact of the upcoming change in the century. If not corrected, many computer software applications could fail or create erroneous results by, at or beyond the year 2000. We utilize software, computer technology and other services internally developed and provided by third-party vendors that may fail due to the year 2000 phenomenon.

         We have assessed our proprietary software and internal systems and determined them to be year 2000 compliant. We anticipate that our systems, including components thereof provided by third-party vendors, will be year 2000 compliant by 2000. The failure of our software and computing systems and of our third-party vendors to be year 2000 compliant could have a material adverse effect on us.

NOTE REGARDING FORWARD-LOOKING STATEMENTS.

         This prospectus contains "forward-looking statements." All forward-looking statements involve substantial risk and uncertainty and you should not place undue reliance on such forward-looking statements. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "continue," "future," or similar terminology. You should read statements that contain these words carefully because they discuss our future expectations, make projections of our future results of operations or financial condition or state other "forward-looking" information. We can give no assurance that the expectations reflected in the forward-looking statements will prove to have been correct. Our actual results could differ materially from those mentioned in the forward-looking statements contained in this prospectus for a variety of reasons, including the risks described in the sections captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations," and elsewhere in this prospectus. Except as otherwise required by federal securities laws, we undertake no obligation to update publicly or revise any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the conversion of the preferred shares into common stock by the selling stockholders. Upon the exercise of all the warrants, we will receive approximately $2,524,000. We cannot, however, guarantee that any or all the warrants will be exercised. We intend to use any net proceeds from the sale of such series A convertible preferred stock and exercise of the warrants for general corporate purposes.

         We will bear the expenses of the registration of the shares of common stock offered herein and estimate that these expenses will be approximately $50,000.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with our consolidated financial statements and notes thereto, as well as the other information included elsewhere in this prospectus. Our discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "risk factors," "business" and elsewhere in this prospectus.

SIX MONTHS ENDED FEBRUARY 29, 2000 AND FEBRUARY 28, 1999

RESULTS OF OPERATIONS

         The Company's operating results have fluctuated in the past and may in the future fluctuate significantly, depending upon a variety of factors, including the timely deployment and expansion of new network architectures, the incurrence of related capital costs, variability and length of the sales cycle associated with the Company's product and service offerings, the receipt of new value-added network services and consumer services subscriptions and the introduction of new services by the Company and its competitors. Additional factors that may contribute to variability of operating results include: the pricing and mix of services offered by the Company; customer retention rate; market acceptance of new and enhanced versions of the Company's services; changes in pricing policies by the Company's competitors; the Company's ability to obtain sufficient supplies of sole or limited-source components; user demand for network and Internet access services; balancing of network usage over a 24-hour period; the ability to manage potential growth and expansion; the ability to identify, acquire and integrate successfully suitable acquisition candidates; and charges related to acquisitions. In response to competitive pressures, the Company may take certain pricing or marketing actions that could have a material adverse affect on the Company's business. As a result, variations in the timing and amounts of revenue could have a material adverse affect on the Company's quarterly operating results. Due to the foregoing factors, the Company believes the period-to-period comparisons of its operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indicators of future performance. In the event that the Company's operating results in any future period fall below the expectations of securities analysts and investors, the trading price of the company's common stock would likely decline.

         REVENUE. For the six-months ended February 29, 2000, net revenue was $3,631,166 compared to $238,389 for the same period last year. This increase reflects the growth in revenue for exclusive selling of DSL and T-1 services resulting from marketing arrangements with new strategic partners, the continued growth derived from Internet access customers, and sale of equipment to support network systems.

The components of the Company's revenues for the six-month periods ended February 29, 2000 and February 28, 1999 are as follows:

                                                 FEB 2000                      FEB 1999
                                       ----------------------------  ----------------------------
Resale of GTE Services                 $               -        0%   $         224,937       94%

DSL & Broadband Services, including            3,347,324       92%              13,452        6%
Internet Access Services, through
Strategic Partners

Equipment Sales                                  258,622        7%                   -        0%

Systems Integration                               25,220        1%                   -        0%
                                       ==================  ========  ==================  ========
                                       $       3,631,166      100%   $         238,389      100%
                                       ==================  ========  ==================  ========

         COST OF SALES. For the six- months ended February 29, 2000, cost of sales was $1,756,342 compared to $70,310 for the same period last year. Cost of sales consists primarily of access charges from local exchange carriers, backbone and Internet access costs, and the cost of customer equipment to support network systems. The Company expects its cost of sales to continue to increase in dollar amount, while declining as a percentage of revenue as the Company expands its customer base.

         GROSS MARGIN. For the six-months ended February 29, 2000, gross margin was $1,874,824 compared to $168,079 for the same period last year. For the six-month period ended February 29, 2000 and 1999, respectively, the gross margins were 52% and 71%. The increase in overall gross margin is a result of the increase in overall revenues, as discussed above. The decrease in gross margin percentage is a result of marketing entirely new lines of services, which have lower gross margins than the line of service previously marketed.

         SALES EXPENSE. Sales expense consists primarily of personnel expenses, including salary and commissions, and costs for customer support functions. For the six-months ended February 29, 2000 selling expense was $1,141,787 compared to $156,726 for the same period last year, which represents a 629% increase. The increase reflects an expansion of the direct sales organization necessary to support increased revenue volumes. The Company expects sales expenditures to continue to increase in dollar amount, but to decline as a percentage of revenue.

         GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense consists primarily of personnel expense, rent and professional fees. For the six-months ended February 29, 2000 these expenses were $2,566,538 compared to $106,897 for the same period last year, which represents a 23,009% increase.

This higher level of expense reflects an increase in personnel and professional fees necessary to manage the financial, legal and administrative aspects of the business. In addition, the Company amortized goodwill relating to the June 1, 1999 acquisition of MobileNetics, totaling $302,206 for the six-month period. The Company expects the general and administrative expense to increase in dollar amount, reflecting the growth in operations, but to decline as a percentage of revenue.

         INTEREST EXPENSE. For the six-months ended February 29, 2000 interest expense reflected $114,853 compared to $5,885 for the same period last year. The increase related to new leases of capital equipment, interest on the Company's line of credit and on notes from the principal stockholder that advanced funds for working capital.

         NET LOSS. For the six-month period ended February 29, 2000 the net loss was $1,948,353 compared to $101,429 for the period ending February 28, 1999. We expect to focus in the near term on building and increasing our revenue base, which will require us to significantly increase our expenses for personnel, marketing, network infrastructure and the development of new services, and may adversely impact our short term operating results. As a result, we believe that we will incur losses in the near term and we cannot assure you that the Company will be profitable in the future.

FINANCIAL CONDITION

         To date, we have satisfied our cash requirements primarily through debt and equity financings and capitalized lease financings. In late November 1999, the company received $2,278,100 from an equity placement. In late February 2000, the Company received $1,500,000 from a second equity placement. The Company's principal uses of cash are to fund working capital requirements, acquisition of additional DSL lines and capital expenditures, and to service our capital lease and debt financing obligations. Net cash provided by operations for the six-month period ended February 29, 2000 and 1999 was approximately $671,343 and ($25,180), respectively. Cash provided by (used in) operating activities in the period ending February 29, 2000 was primarily affected by the net loss from operations and the increases of accounts receivable and accounts payable as we were expanding our market share and improving our infrastructure.

         Net cash used in investing activities for the six-month period ended February 29, 2000 was $3,378,679 for the purchase of equipment. No cash was either used or provided by investing activities in the three-month period ending February 29, 2000. DSL routers located at client sites represented $550,000, Cisco routers in support of broadband sales represented $1,486,000, computer software and equipment for $1,229,000 and $114,000 was for miscellaneous equipment.

         Net cash provided by financing activities for the period ending February 29, 2000 came from an increase in notes payable to officer of $661,119 and sale of preferred stock for a net proceeds of $3,658,100. During November 1999, the Company closed the placement of the initial tranche of 2,500 shares of Series A 6% Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), to one purchaser (the "Purchaser") for an aggregate purchase price of $2.5 million (less $221,900 placement fees and commissions). In February 2000, the Company closed the placement of the second tranche of 1,500 shares of Series A 6% Convertible Preferred Stock, $.001 par value, to one purchaser for an aggregate purchase price of $1.5 million (less $120,000 placement fees and commissions). Net cash used for financing activities for the six-month period ending February 29, 2000 was for repayment and buy-out of capitalized leases thereby reducing leasing expenses.

         The net cash increase for the six-month period ended February 29, 2000 was $1,628,661 as compared to the six-month period ended February 28, 1999 of $904. Such increase came as a result of the events discussed above.

         At February 29, 2000, we had cash and cash equivalents of approximately $1,754,353, and negative working capital of $1,266,720.

         The Company expects to satisfy its working capital needs for the next 12 to 18 months through additional debt and equity placements, and capital leases. The company does not believe that it will generate positive cash flow from operations for the next 12 to 18 month period. There can be no assurances that the Company will be successful in securing additional financing, and if secured, it will be sufficient to satisfy working capital needs.

FISCAL YEARS ENDED AUGUST 31, 1999 AND AUGUST 31, 1998

RESULTS OF OPERATIONS

         Our operating results have fluctuated in the past due to intermittent GTE sales promotions. As of January 1999, we canceled our contract with GTE and have focused all of our attention on our broadband network solutions. Since we started selling T-1 services last year we have been working closely with MobileNetics Inc. and, as of June 1, 1999, we purchased all of the outstanding stock of MobileNetics Inc. The management and employees of MobileNetics provided the needed technical expertise to further our goal of being a leader in broadband network solutions market. We have also formed strategic partnerships with Covad, Level (3) and Qwest, which allow us to bring high speed Internet connectivity to the marketplace and aggressively market our products nationwide.

         LMKI has created alliances with Covad, Level (3) and Qwest to be in the high speed Internet connectivity marketplace. We plan to leverage these partnerships and others in order to become a nation-wide provider of broadband network solutions.

         As our operations expand and we become a nation-wide provider of broadband network solutions, we expect to significantly increase our capital, sales and marketing expenditures, to deploy our networks and support our customers. Accordingly, we expect to incur substantial losses for at least the next two years.

         REVENUE. During the last half fiscal year ended August 31, 1999, we entered the DSL and broadband network solutions Internet market and increased our sales from $397,363 in 1998 to $1,598,076, a 302% increase. Two thirds of the sales were booked in the last quarter. This increase is attributable to the switch to the DSL and broadband business and the rapid growth in customers in both Los Angeles/Orange metro and San Francisco Bay areas. We expect revenues to increase further as we expand our network within existing regions, enter in to new regions and increase our sales and marketing efforts in all of our target markets.

         COST OF SALES. We recorded network and product costs of $52,001 for the year ended August 31, 1998 and $922,589 for the year ended August 31, 1999. This increase is attributable to the expansion our DSL and broadband network solutions network and increased orders resulting from our sales and marketing efforts. We expect network and product costs to increase significantly in future periods due to the increased sales activity and expected revenue growth.

         SALES, MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES. Sales, marketing, general and administrative expenses consist primarily of salaries, expenses for the development of our business, the development of corporate identification, promotional and advertising costs, expenses for the establishment of our management team and sales commissions. These expenses increased from $391,038 for the fiscal year ended August 31, 1998 to $1,580,862 for the fiscal year ended August 31, 1999. This increase is attribute to the growth in headcount in all areas of our company as we expanded our sales and marketing efforts, expanded our networks and broadband capabilities and built our operating infrastructure. Sales, marketing, general and administrative expenses also increased due to non-cash compensation expenses and goodwill as discussed below. Sales, marketing, general and administrative expenses are expected to increase significantly as we continue to expand our business.

         The company accounts for stock based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"). SFAS 123 defines a fair value based method of accounting for stock based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock issued to Employees". Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined is SFAS 123 had been applied. The company has elected to account for its stock based compensation to employees under APB 25. Accordingly, we have recorded compensation and service expense related to the granting of stock options in 1999 and 1998 totaling $235,099 and $40,800, respectively.

         In June of 1999 we recorded intangible assets of $3,022,062 in the issuance of common stock for the acquisition of MobileNetics, Inc. Annual amortization of this asset will be approximately $605,000 in each of the next five fiscal years. Amortization included in general and administrative expenses during 1999 totaled $151,103.

         FINANCIAL CONDITION. To date, we have satisfied our cash requirements primarily through the debt financings, capitalized lease financings and loans from our CEO and principal stockholder. Our principal uses of cash are to fund working capital requirements and capital expenditures, to service its capital lease and debt financing obligations and to finance and fund acquisitions. Net cash used for operations for the year ended August 31, 1999 was approximately $626,970 and the cash used for operations for the year ended August 31, 1998 was approximately $40,925. Cash used for operating activities in the year ending August 31, 1999 was primarily affected by the net loss from operations and the increase of accounts receivable as we were expanding our market share and improving our infrastructure.

         Net cash provided by investing activities for the years ended August 31, 1999 and 1998 was approximately $3,512 and $9,858, respectively.

         Net cash provided by financing activities for the years ended August 31, 1999 and 1998 was approximately $745,378 and $29,431. The primary source of financing in 1999 was from the CEO and principal stockholder.

         The net cash increase for the year ended August 31, 1999 was $3,772 as compared to a net cash increase for the year ended August 31, 1998 of $5,408 for the reasons discussed above.

         At August 31, 1999, we had cash and cash equivalents of approximately $125,692, and a working capital deficit of $217,061. The company has continued to fund its operations and working capital requirements through equity, debt and lease financing.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

         INTEREST RATE SENSITIVITY. We maintain our portfolio of cash equivalents primarily in money market funds. As of February 29, 2000, all of our cash equivalents matured in less than three months. Accordingly, we do not believe that our cash equivalents have significant exposure to interest rate risk.

         EXCHANGE RATE SENSITIVITY. We operate only in the United States, and all sales to date have been made in U.S. dollars. Accordingly, we have had no material exposure to foreign currency rate fluctuations.

         RECENT ACCOUNTING PRONOUNCEMENTS. In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("FAS NO. 133"), "Accounting for Derivative Instruments and Hedging Activities." FAS No. 133 establishes methods for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because we do not currently hold any derivative instruments and do not engage in hedging activities, we expect that the adoption of FAS No. 133 will not have a material impact on our consolidated financial position or results of operations.

LINGERING YEAR 2000 RISK MAY ADVERSELY AFFECT OUR COMPANY.

         Many existing computer programs use only two digits to identify a year. These programs were designed and developed without addressing the impact of the upcoming change in the century. If not corrected, many computer software applications could fail or create erroneous results by, at or beyond the year 2000. We utilize software, computer technology and other services internally developed and provided by third-party vendors that may fail due to the year 2000 phenomenon.

         We have assessed our proprietary software and internal systems and determined them to be year 2000 compliant. We anticipate that our systems, including components thereof provided by third-party vendors, will be year 2000 compliant by 2000. The failure of our software and computing systems and of our third-party vendors to be year 2000 compliant could have a material adverse effect on us.

                                    BUSINESS

OVERVIEW

         We are a provider of integrated communications solutions including private networking and network integration, Website and server hosting, high-speed Internet access and video streaming over a national network to business customers worldwide. By planning our network in a manner that utilizes the delivery and capacity of our strategic partners we are able to provide our customers with high performance, cost-effective collocation and transport services. Our broadband access offerings range from DSL to DS3 service and our hosting products extend from the Web to the enterprise.

         The result of our extensive experience in deploying enterprise-networking solutions is a technology called Real Private Networking
(RPN), which applies a proprietary Asynchronous Transfer Mode (ATM) and Internet Protocol network throughout our collocation within our partners fiber-optic network facilities, primarily within the facilities of Level (3) Communications. By meshing these networks against one another throughout the facilities of multiple carriers we are able to provide a resilient, integrated platform for deploying private, enterprise networks that do not engage the public Internet.

         Our integrated communications approach gives businesses less reason to manage multiple providers to obtain a set of related services, with each provider specializing in one facet of the solution. With our network design and technical experience in deploying multi-faceted data, voice and video solutions, our plan is to become a market leader in delivering solid, complete and cost-effective network-based solutions to businesses that are attempting to utilize broadband connectivity throughout their operations.

         We are also an Internet Service Provider (ISP), offering small, medium, and large-sized businesses connectivity to the Internet via high-speed digital subscriber line (DSL) technology. We package a full range of services with our DSL Internet access solution including e-mail and Web hosting.

INDUSTRY BACKGROUND

         DSL MARKET EXPANSION. Technological developments and regulatory changes have caused DSL technology to emerge as a commercially available, cost-effective means of providing high-speed data transmission. For telecommuters, small and medium size businesses in need of high-speed data communication and Internet access, DSL is a less expensive alternative to ISDN and T1. The deployment of DSL-based solutions by competitive telecommunications companies has been facilitated by changes in the regulatory framework in recent years. Under the 1996 Telecommunications Act, traditional telephone companies are generally required to lease telephone lines to competitive telecommunications companies on a wholesale basis through resale or unbundling and to allow these competitive telecommunications companies to locate certain of their equipment in the traditional telephone companies' central offices. By using existing facilities and copper lines, DSL providers avoid the considerable up-front fixed costs necessary to deploy alternative high-speed digital communications technologies, such as cable, wireless and satellite networks. As a result, a significant portion of the investment in a DSL network is incurred only as customers order the service. Additionally, it is possible that continued advances in DSL technologies and transmission speeds, as well as advances in DSL equipment manufacturing efficiencies, will further reduce the cost of deploying DSL-based networks.

         BUSINESS BROADBAND. For a number of reasons, data CLECs have chosen to use DSL to reach their target market instead of other access media. One factor is that competing access technologies are not currently well positioned for small businesses. ISDN, for example, is a relatively slow broadband service with many hidden charges. Broadband wireless has technology glitches to fix, and any business deployments of cable modems would require further network build-outs and upgrades to two-way high-speed service.

         Alternatively, DSL takes advantage of unused spectrum in existing copper telephone wires, the same basic wiring used to supply a home or office with regular telephone service.

         Although local phone companies are in the best position to offer DSL since they own the core infrastructure that supports it, they were until very recently, reluctant to market these services to business customers.

BUSINESS STRATEGY

         We have identified an opportunity to deliver products built from the combination of broadband fiber connectivity from our partner's network, collocation space within our partner's facility, and "last-mile" broadband copper connectivity from our local transit partners to our customer's premises. This platform allows us to offer products that deliver redundant performance across billion dollar networks harnessing the speed of DSL technology and competing on price and availability with traditional providers.

         By developing our ATM+IP solution within large carrier networks such as those of Level (3), Broadwing and Qwest, and CLEC local transit loops such as those of Covad and Rhythms Communications, Inc., we believe we can gain a share of the enterprise wide area networking market traditionally belonging to providers of dedicated frame relay and leased line services. Alongside our collocated edge-switching and routing equipment, we maintain additional cabinet and suites and lease access to this space, either in the form of configured servers and applications with connectivity as part of a bundled package or simply as an area for clients to connect their own servers to the high-speed access of our partner's fiber-optic networks.

         By choosing to exploit bandwidth and collocation space and concentrating on services and applications, we are pursuing a Tier-1 service provider business plan without the costs associated with building the core network infrastructure typically necessary to support Tier-1 services. By keeping costs down while developing a large area of coverage, we hope to identify ourselves as a profitable next-generation integrated communications provider operating on a global scale.

OUR COMPETITIVE ADVANTAGES

         OUR KNOWLEDGEABLE AND GROWING SALES FORCE AND TECHNICAL STAFF. We are striving to develop superior sales and technical staff by recruiting individuals with skills and backgrounds that will permit them to succeed in the networking industry. Additionally, we implement rigorous training schedules for our employees in an effort to keep them abreast of the latest information and knowledge from the industry in general and LMKI in particular. Our technical teams are cross-trained wherever possible and encouraged to obtain technical certification in their respective area of specialization.

         OUR BUSINESS MODEL OPTIMIZES COST, EFFICIENCY AND FLEXIBILITY. In an effort to keep costs down, we have attempted to lease rather than build infrastructure in our initial network deployment. Additionally, by building our network only at the "edge," we have greater flexibility in solving multiple internetworking problems, thereby obviating the need to develop multiple networks or write off existing data communications infrastructure.

         OUR EFFICIENCY. We have established a network comprised of highly intelligent and functional network elements such as our application of multi-protocol label switching MPLS meshed with the backbones of Level (3), Broadwing, Inc. and Qwest and the last mile services of Covad and Rhythms. Additionally, we focus on support systems that harness the distributed intelligence of our carriers and provide the functionality and access of the carrier through specialized software applications.

         WE MAINTAIN A FLEXIBLE NETWORK. Our business model optimizes network flexibility by utilizing strategic relationships with multiple carriers. This allows us to use the latest network and software technologies focused on meeting the business plan. This advantage over embedded network elements and operation support systems cannot be overstated and is the key to successful competition.

         OUR STRATEGIC ALLIANCE STRENGTH. Relationships with Covad, Rhythms, Level (3), Broadwing and Qwest give us the ability to deliver connectivity and hosting solutions worldwide and to constantly take advantage of upgrades and new services offered by these carriers on their networks.

         INTEGRATION. Our application of (MPLS) technology and the Cisco products that support MPLS allow us to seamlessly integrate many different connectivity solutions and network applications. We use different strategic partners to tailor the optimum solution for our customer.

         AUTOMATION AND ADVANCED TELECOMMUNICATIONS TECHNOLOGY. Our network management tools are automated which leads to less downtime and lower labor costs. We use the latest equipment, work closely with strategic partners that are forerunners in their fields and are not hampered by existing legacy infrastructures.

         OUR CUSTOMER-CENTRIC APPROACH. We emphasize direct relationships with our customers. These relationships enable us to learn information from our customers regarding their needs and preferences and help us expand our offerings to include additional value-added services based on customer demand. We believe that these customer relationships increase customer loyalty and reduce turnover. In addition, our existing customers have provided customer referrals and we believe strong relationships will result from further customer referrals in the future.

         Our success depends upon careful planning and the selection of partners. We meet the customer's needs more effectively by implementing procedures that we work jointly with our partners to develop. In that these procedures represent the needs of both LMKI and the carriers whose networks we utilize we believe that we are targeting a key aspect of successfully providing ongoing customer-focused support.

OUR PRODUCTS

         IP TECHNOLOGY. The Internet protocols are the world's most popular open-system (nonproprietary) protocol suite because they can be used to communicate across any set of interconnected networks and are equally well suited for LAN and WAN communications. The Internet protocols consist of a suite of communication protocols, of which the two best known are the transmission control protocol (TCP) and the Internet protocol (IP). The Internet protocol suite not only includes lower-layer protocols (such as TCP and IP), but it also specifies common applications such as electronic mail, terminal emulation, and file transfer. IP technology is able to realize the convergence of traditional voice type applications with current and future data/Internet type applications. IP provides operational efficiency when managing a single platform that can carry any type of service application. At an early stage, we recognized this potential and deployed a worldwide IP network. Our virtual private network (VPN) and real private network (RPN) services qualify as Cisco Powered Networks, and are a major step forward in materializing converged networks in the marketplace.

         Our main focus in deploying and managing RPN is to maintain and guarantee the highest quality and reliability standards. The non-use of the public Internet, has given us a competitive edge, therefore we can ensure a better than carrier grade quality. RPN service incorporates the speed, security and versatility of DSL technology with the wide geographical coverage of fiber networks from Level (3), Broadwing and Qwest. By combining multiple connectivity methods with a homogenous, managed network, business customers that do not yet have DSL available in their area can take advantage of our RPN services through dedicated OC-n (Optical Carrier-n), DS-3, T1, ATM, Frame Relay, ISDN and dial up connectivity options. Using these multiple technologies gives us a differential advantage over the competition in that we can mesh together connections that are available and sensible to our customers at the local and regional level in a private network environment.

STRATEGIC RELATIONSHIPS

         We have established strategic relationships with several national communications carriers that provide us with access to transit on their respective network backbones and last-mile connectivity routes. Additionally, we collocate next generation switching and routing hardware within the infrastructure of these providers and employ network applications and protocols that allow us to differentiate services and guarantee service quality, while providing unmatched flexibility, scalability, and carrier-class reliability.

         We have strategic partnerships with the following providers of national fiber optic transit, collocation space and last-mile DSL connectivity:

         Level (3): Level (3) is a communications and information services company offering a wide selection of IP-based services including broadband transport, co-location services and submarine transmission services. We were the first service provider to deliver our services over the Level (3) Network. The Level (3) Network includes metropolitan networks in 56 U.S. markets and 21 international markets connected by an approximately 16,000-mile U.S. inter-city (long-distance) network, an approximately 4,750 mile European inter-city network and both transpacific and transatlantic undersea cables.

         Qwest: Qwest is an Internet communications company whose growing range of advanced Internet applications and services are delivered -- and enabled -- by one of the most advanced networks on earth. The Qwest network is built with the industry's most advanced technologies. It offers 10 gigabit, OC-192 speed and is constructed on a "self-healing" SONET ring and 2.4 gigabit (OC-48) IP architecture.

         Broadwing: Broadwing is an integrated communications provider delivering voice, data and Internet solutions nationwide. Broadwing has deployed and continues to enhance its premier next-generation fiber network and award-winning IP backbone. The fiber optics being deployed in Broadwing's network utilize state-of-the-art, non-zero dispersion shifted fiber that enables the support of the most advanced technologies.

         Covad: Covad's network currently covers more than 25 million homes and businesses in major metropolitan statistical areas (MSAs). Covad services are available across the United States in 56 of the top Metropolitan Statistical Areas (MSAs). Covad services will be available in 100 MSAs by the end of 2000. At that time, Covad's digital network will reach more than 40 percent of all US homes and 45 percent of all US businesses. Covad currently has 1000 central offices (COs) service ready and expects to have 2,000 COs service ready by the end of 2000.

         Rhythms NetConnections: Rhythms is a North American provider of DSL-based, broadband communication services to businesses and consumers serving 43 markets and covering 74 MSAs. Since Rhythms began its network build in September 1997, the company has built 1,225 central offices in just over two years. Rhythms believes this is the fastest facility deployment of any data competitive local exchange carrier (CLEC) in history.

         New Edge Networks: New Edge is the leading national wholesale DSL provider in small, midsize and semi-rural markets. Since its founding last June, New Edge Networks has raised more than $300 million from top tier private venture firms, global financial institutions and worldwide technology firms that include: Accel Partners, Palo Alto, Calif.; Crosspoint Venture Partners, Woodside, Calif.; Greylock, Boston, Mass.; Meritech Capital Partners, Menlo Park, Calif.; Comdisco Ventures; Intel Corporation; Newbridge Networks; Goldman, Sachs & Co.; and, Morgan Stanley Dean Witter.

SALES AND MARKETING

         Our marketing professionals have developed a methodology to identify the businesses that would benefit from our services. Once we identify businesses


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

in a target market, we employ a targeted local marketing strategy utilizing telemarketing personnel.

         Using targeted business lists and referrals, our telemarketers initiate contact with potential customers. Our sales personnel are trained in customer oriented, solution-based sales techniques and product knowledge.

         We have a sales unit that focuses on the larger customers that have a longer buying cycle. This unit develops business prospects from market research, referrals from telemarketers and referrals from other customers.

CUSTOMER SUPPORT AND OPERATIONS

         Our customer support team works to maximize the simplicity and convenience of data communications and network access for our customers. They provide our customers with a single point of contact for implementation, maintenance and operations support.

         IMPLEMENTATION. We manage the implementation of our service for each customer. We work together with our strategic partners to ensure that lines are installed, tested, and in good working order from all customer offices throughout the network.

         MAINTENANCE. Our network operations center provides network surveillance for all equipment in our customers' network. We are able to detect and correct many of our customers' maintenance problems remotely, often before our customer is aware of the problem. Customer-initiated maintenance and repair requests are managed and resolved primarily through our help desk. Our information management system, which generates reports for tracking maintenance problems, allows us to communicate maintenance problems from the customer service center to our network operations center 24 hours a day, seven days a week.

         OPERATIONS SUPPORT SYSTEMS. We are in the process of expanding our operations support systems that will allow us to double our marketing staff and develop the capacity to handle our expansion goals.

COMPETITION

         We face competition from many companies with significantly greater financial resources, well-established brand names and large installed customer bases. Although we believe competition in many second and third tier cities is less intense than competition in larger cities, we expect the level of competition in our markets to intensify in the future.

WE EXPECT SIGNIFICANT COMPETITION FROM:

         OTHER DSL PROVIDERS. Certain competitive carriers, including Network Access Solutions, NorthPoint and Rhythms NetConnections offer DSL-based services. The 1996 Telecommunications Act specifically grants competitive telecommunications companies, including other DSL providers, the right to negotiate interconnection agreements with traditional telephone companies, including interconnection agreements which may be identical in all respects to, or more favorable than, our agreements. Several of the large telecommunications companies and computer companies, such as Microsoft and Intel, have made investments in DSL service providers.

         INTERNET SERVICE PROVIDERS. Several national and regional Internet service providers, including America Online, Concentric Network, Flashcom, Mindspring, PSINet and Verio, have begun developing high-speed access capabilities to leverage their existing products and services. These companies generally provide Internet access to residential and business customers over the traditional telephone companies' networks at higher speeds. However, some Internet service providers have begun offering DSL-based access using another carrier's DSL service or, in some cases, building their own DSL networks. Some Internet service providers combine their significant and even nationwide marketing presence with strategic or commercial alliances with DSL-based competitive telecommunications companies.

         TRADITIONAL LOCAL TELEPHONE COMPANIES. Many of the traditional local telephone companies, including Pacific Bell, Bell Atlantic, BellSouth and SBC Communications, are conducting technical or market trials or have begun deploying DSL-based services. These companies have established brand names and reputations for high quality in their service areas, possess sufficient capital to deploy DSL equipment rapidly, have their own copper telephone lines and can bundle digital data services with their existing voice services to achieve a competitive advantage in serving customers. We believe that the traditional telephone companies have the potential to quickly deploy DSL services. In addition, these companies also offer high-speed data communications services that use other technologies. We depend on these traditional local telephone companies to enter into agreements for interconnection and to provide us access to individual elements of their networks. Although the traditional local telephone companies are required to negotiate in good faith in connection with these agreements, future interconnection agreements may contain less favorable terms and result in a competitive advantage to the traditional local telephone companies.

         NATIONAL LONG DISTANCE CARRIERS. National long distance carriers, such as AT&T, MCI WorldCom, Qwest and Sprint, have deployed large-scale data networks, sell connectivity to businesses and residential customers, and have high brand recognition. They also have interconnection agreements with many of the traditional telephone companies and are beginning to offer competitive DSL services.

         OTHER FIBER-BASED CARRIERS. Companies such as Allegiance, ChoiceOne, e.spire, Intermedia and Williams have extensive fiber networks in many metropolitan areas, primarily providing high-speed data and voice circuits to small and large corporations. They also have interconnection agreements with the traditional telephone companies under which they have acquired collocation space in many large markets.

         CABLE MODEM SERVICE PROVIDERS. Cable modem service providers, such as At Home and its cable partners, are offering or preparing to offer high-speed Internet access over cable networks to consumers. @Work, a division of At Home, has positioned itself to do the same for businesses. Where deployed, these networks provide high-speed local access services, in some cases at speeds higher than DSL service. They typically offer these services at lower prices than our services, in part by sharing the capacity available on their cable networks among multiple end users.

         WIRELESS AND SATELLITE DATA SERVICE PROVIDERS. Several new companies, including Advanced Radio Telecom, Teligent and WinStar Communications, are emerging as wireless data service providers. In addition, other companies, including Motorola Satellite Systems and Hughes Communications, are emerging as satellite-based data service providers. These companies use a variety of new and emerging technologies to provide high-speed data services.

         We may be unable to compete successfully against these competitors. The most significant competitive factors include: transmission speed, service reliability, breadth of product offerings, cost for performance, network security, ease of access and use, content bundling, customer support, brand recognition, operating experience, capital availability and exclusive contracts with customers, including Internet service providers and businesses with multiple offices. We believe our services compete favorably within our service markets with respect to transmission speed, service reliability, breadth of product offerings, cost for performance, network security, ease of access and use, content bundling, customer support, and operating experience. Many of our competitors enjoy competitive advantages over us based on their brand recognition and exclusive contracts with customers.

INTELLECTUAL PROPERTY

         We regard our products, services and technology as proprietary and attempt to protect them with copyrights, trademarks, trade secret laws, restrictions on disclosure and other methods. We have not applied for any patents. There can be no assurance these methods will be sufficient to protect our technology and intellectual property. We also may enter into confidentiality agreements with our employees and consultants, and generally control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products, services or technology without authorization, or to develop similar technology independently. Effective copyright, trademark and trade secret protection may be unavailable or limited in certain foreign countries, and the global nature of the Internet makes it virtually impossible to control the ultimate destination of our proprietary information. There can be no assurance that the steps we have taken will prevent misappropriation or infringement of our technology. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results and financial condition. Some of our information is a matter of public record and can be readily obtained by our competitors and potential competitors, possibly to our detriment.

GOVERNMENT REGULATION

         A significant portion of the services that we offer will be subject to regulation at the federal and/or state levels. The Federal Communications Commission, or FCC, and state public utility commissions regulate telecommunications common carriers, which are companies that offer telecommunications services to the public or to all prospective users on standardized rates and terms. Our data transport services are common carrier services.

         The FCC exercises jurisdiction over common carriers, and their facilities and services, to the extent they are providing interstate or international communications. The various state utility commissions retain jurisdiction over telecommunications carriers, and their facilities and services, to the extent they are used to provide communications that originate and terminate within the same state. The degree of regulation varies from state to state.

         In recent years, the regulation of the telecommunications industry has been in a state of flux as the United States Congress and various state legislatures have passed laws seeking to foster greater competition in telecommunications markets. The FCC and state commissions have adopted many new rules to implement those new laws and to encourage competition. These changes, which are still incomplete, have created new opportunities and challenges for our competitors and us. Certain of these and other existing federal and state regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the manner in which this industry operates. Neither the outcome of these proceedings nor their impact upon the telecommunications industry or us can be predicted at this time. Indeed, future federal or state regulations and legislation may be less favorable to us than current regulations and legislation and therefore have a material and adverse impact on our business and financial prospects by undermining our ability to provide DSL services at competitive prices. In addition, we may expend significant financial and managerial resources to participate in proceedings setting rules at either the federal or state level, without achieving a favorable result.

         FEDERAL REGULATION AND LEGISLATION. Through our strategic partners, we must comply with the requirements of a common carrier under the Communications Act of 1934, as amended, to the extent we provide regulated interstate services. These requirements include an obligation that our charges, terms and conditions for communications services must be "just and reasonable" and that we may not make any "unjust or unreasonable discrimination" in our charges or terms and conditions. The FCC also has jurisdiction to act upon complaints against common carriers for failure to comply with their statutory obligations. We are not currently subject to price cap or rate of return regulation at the federal level and are not currently required to obtain FCC authorization for the installation, acquisition or operation of our facilities.

         The FCC has established different levels of regulation for dominant and non-dominant carriers. Of domestic carriers, only the large traditional local telephone companies are classified as dominant carriers and all other providers of domestic common carrier service, including us, are classified as non-dominant carriers. As a non-dominant carrier, we are subject to less FCC regulation than are dominant carriers.

         In October 1998, the FCC ruled that DSL and other advanced data services provided as dedicated access services in connection with interstate services such as Internet access are interstate services subject to the FCC's jurisdiction. Accordingly, we could offer DSL services without state regulatory authority, so long as we do not also provide local or intrastate telephone services via our network. This decision allows us to provide our DSL services in a manner that potentially reduces state regulatory obligations. This decision is currently subject to reconsideration and appeal.

         Comprehensive changes to the Communications Act were made by the 1996 Telecommunications Act, enacted on February 8, 1996. It represents a significant milestone in telecommunications policy by establishing competition in local telephone service markets as a national policy. The 1996 Telecommunications Act removes many state regulatory barriers to competition and forecloses state and local governments from creating laws preempting or effectively preempting competition in the local telephone service market.

         The 1996 Telecommunications Act places substantial interconnection requirements on the traditional local telephone companies.

         Traditional local telephone companies are required to provide physical collocation, which allows companies such as us and other interconnectors to install and maintain their own network termination equipment in the central offices of traditional local telephone companies, and virtual collocation only if requested or if physical collocation is demonstrated to be technically infeasible. This requirement is intended to enable us, along with other competitive carriers to deploy our equipment on a relatively convenient and economical basis.

         Traditional local telephone companies are required to unbundle components of their local service networks so that other providers of local service can compete for a wide range of local service customers. This requirement is designed to provide us flexibility to purchase only the equipment we require to deliver our services.

         Traditional local telephone companies are required to establish "wholesale" rates for their services to promote resale by competitive local exchange carriers and other competitors.

         Traditional local telephone companies are required to establish number portability, which allows a customer to retain its existing phone number if it switches from the traditional local telephone companies to a competitive local service provider.

         Traditional local telephone companies are required to establish dialing parity, which ensures that customers will not detect a quality difference in dialing telephone numbers or accessing operators or emergency services of local competitive service providers.

         Traditional local telephone companies are required to provide nondiscriminatory access to telephone poles, ducts, conduits and rights- of-way. In addition, the 1996 Telecommunications Act requires traditional local telephone companies to compensate competitive carriers for traffic originated by them and terminated on the competitive carrier's network.

         The 1996 Telecommunications Act in some sections is self-executing. The FCC issues regulations interpreting the 1996 Telecommunications Act that impose specific requirements upon which our competitors and we rely. The outcome of various ongoing FCC rulemaking proceedings or judicial appeals of such proceedings could materially affect our business and financial prospects by increasing the cost or decreasing our flexibility in providing DSL services. The FCC prescribes rules applicable to interstate communications, including rules implementing the 1996 Telecommunications Act, a responsibility it shares in certain respects with the state regulatory commissions. As part of its effort to implement the 1996 Telecommunications Act, the FCC issued an order governing interconnection in August 1996. A federal appeals court for the Eighth Circuit, however, reviewed the initial rules and overruled some of their provisions, including some rules on pricing and nondiscrimination. In January 1999, the United States Supreme Court reversed elements of the Eighth Circuit's ruling, finding that the FCC has broad authority to interpret the 1996 Telecommunications Act and issue rules for its implementation, specifically including authority over pricing methodology. The Supreme Court upheld the FCC's directive to the traditional local telephone companies to combine individual elements for competitors, and to allow competitors to pick and choose among provisions in existing interconnection agreements. The Supreme Court also found that the FCC's interpretation of the rules for establishing individual elements of a network system was not consistent with standards prescribed in the 1996 Telecommunications Act, and required the FCC to reconsider and better justify its delineation of individual elements. The pick and choose rule permits a competitive carrier to select individual provisions of existing interconnection agreements yet still tailor its interconnection agreement to its individual needs by negotiating the remaining provisions. The FCC implemented a public rulemaking seeking comment on these issues, including particularly, which network elements should be offered on an unbundled basis by traditional local telephone companies, and a decision is expected later this year. Although the FCC has tentatively concluded that local copper telephone lines should continue to remain available as an unbundled element, there is no certainty as to the FCC's outcome on this issue or as to other network elements which the traditional local telephone companies will be required to unbundle. Moreover, this proceeding, as well as a companion FCC rulemaking, addresses related issues of significant importance to us, including:

         o the manner in which copper telephone lines should be subject to unbundling;

         o compatibility among DSL services and between DSL and non-DSL services; and

         o the sharing of copper telephone lines between DSL data services offered by one provider and voice services offered by another provider.

         In addition, some traditional telephone companies may take the position that they have no obligation to provide individual elements of their network systems, including copper telephone lines, until the FCC issues new rules, which could adversely affect our ability to expand our network in accordance with our roll-out plan and therefore adversely affect our business.

         In March 1998, several traditional local telephone companies petitioned the FCC for relief from certain regulations applicable to the DSL and other advanced data services that they provide, including their obligations to provide copper telephone lines and resold DSL services to competitive carriers. In August 1998, the FCC concluded that DSL services are telecommunications services and, therefore, the traditional local telephone companies are required to allow interconnection of their facilities and equipment used to provide data transport functionality, unbundle local telecommunications lines and offer for resale DSL services. In the same proceeding, the FCC issued a notice of proposed rulemaking seeking comments on its tentative conclusion that traditional local telephone companies should be permitted to create separate affiliates to provide the DSL services. Under the separate affiliate proposal, traditional local telephone companies would be required to provide wholesale service to other DSL carriers at the same rates, terms and conditions that it provided to its separate affiliate. The outcome of this proceeding remains uncertain. Any final decision in this proceeding that alters our relationship with the traditional local telephone companies could adversely affect our ability to provide DSL services at a competitive price.

         In March 1999, the FCC adopted regulations that require the traditional local telephone companies to permit other carriers to collocate all equipment necessary for interconnection. This requirement includes equipment that we use to provide DSL data services. The FCC also adopted limits on the construction standards and other conditions for collocation that may be imposed by traditional local telephone companies. These rules should reduce our collocation costs and expedite our ability to provide service to new areas. There is no guarantee that these new rules will be implemented fully by the traditional local telephone companies. Therefore, the benefits of these rules may be delayed pending interpretation and enforcement by state and federal regulators. These rules are currently subject to appeal by several traditional local telephone companies.

         The 1996 Telecommunications Act also directs the FCC, in cooperation with state regulators, to establish a universal service fund that will provide subsidies to carriers that provide service to individuals that live in rural, insular, and high-cost areas. A portion of carriers' contributions to the universal service fund also will be used to provide telecommunications related facilities for schools, libraries and certain rural health care providers. The FCC released its initial order in this context in June 1997, which requires all telecommunications carriers to contribute to the universal service fund. The FCC's implementation of universal service requirements remains subject to judicial and additional FCC review. Additional changes to the universal service regime, which could increase our costs, could have an adverse affect on us.

         STATE REGULATION. In October 1998, the FCC deemed data transmission to the Internet as interstate services subject only to federal jurisdiction. However, this decision is currently subject to reconsideration and appeal. Also, some of our services that are not limited to interstate access potentially may be classified as intrastate services subject to state regulation. All of the states where we operate, or intend to operate, require some degree of state regulatory commission approval to provide certain intrastate services and maintain ongoing regulatory supervision. In most states, intrastate tariffs are also required for various intrastate services, although our services are not subject to price or rate of return regulation. Actions by state public utility commissions could cause us to incur substantial legal and administrative expenses and adversely affect our business.

         To date, we have been able to obtain authorizations to operate as a competitive local exchange carrier in 41 states and the District of Columbia, and we have filed for competitive local exchange carrier status in the remaining states. Although we expect to obtain certifications in all states, there is no guarantee that these certifications will be granted or obtained in a timely manner.

         LOCAL GOVERNMENT REGULATION. In certain instances, our strategic partners may be required to obtain various permits and authorizations from municipalities, such as for use of rights-of-way, in which we operate local distribution facilities. Whether various actions of local governments over the activities of telecommunications carriers such as ours, including requiring payment of franchise fees or other surcharges, pose barriers to entry for competitive local exchange carriers that violate the 1996 Telecommunications Act or may be preempted by the FCC is the subject of litigation. While we are not a party to this litigation, we may be affected by the outcome. If municipal governments impose conditions on granting permits or other authorizations or if they fail to act in granting such permits or other authorizations, the cost of providing DSL services may increase or negatively impact our ability to expand our network on a timely basis and adversely affect our business.

         TELEMARKETING REGULATIONS. Our marketing depends primarily on the telemarketing sale channel. Telemarketing sales practices are regulated both federally, and at the state level. The Federal Telephone Consumer Protection Act of 1991 (the TCPA) prohibits telemarketing firms from imitating telephone solicitations to residential telephone subscribers before 8:00 a.m. or after 9:00 p.m. local time, and prohibits the use of automated telephone dialing equipment to call certain telephone numbers. In addition, the TCPA requires telemarketing firms to maintain a list of residential customers that have stated that they do not want to receive telephone solicitations and, thereafter, to avoid making calls to such customers' telephone numbers.

         The federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 (the TCFAPA) broadly authorizes the Federal Trade Commission (the FTC) to issue regulations prohibiting misrepresentation in telemarketing sales. In August 1995, the e FTC issued new telemarketing sales rules. Generally, these rules prohibit misrepresentation regarding the cost, terms, restrictions, performance, or duration of products or services offered by telephone solicitation and otherwise specifically address other perceived telemarketing abuses in the offering of prizes and the sale of business opportunities or investments. we train our telephone service representatives to comply with the TCPA and programs its call management system to avoid telephone calls during restricted hours or to individuals maintained on the company's "do not call" list.

         A number of states have enacted or are considering legislation to regulate telemarketing. For example, telephone sales in certain states cannot be final unless a written contract is delivered to and signed by the buyer and may be cancelled within three business days. Several states require telemarketers to obtain licenses and post bonds. We do not process card payments for any of our customers and do not currently operate in any states where these requirements are imposed. From time to time, bills are introduced in Congress, which, if enacted, would regulate the use of credit information. We cannot predict whether this legislation will be enacted and what effect, if any, it would have on the telemarketing industry.

SUBSIDIARIES

         We have four wholly owned subsidiaries: Landmark Communications, Inc., a Nevada Corporation doing business as Landmark Long Distance Inc. in the State of California; S.T.M. Communication, Inc., a California corporation; Color Networks, Inc., a California corporation; and MobileNetics, Inc., a California corporation.

EMPLOYEES

         We employ one hundred ten (110) full-time employees, including five (5) in executive management, seventy-five (75) in sales, marketing and customer service, twenty-two (22) in operations, and eight (8) in finance and administration. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. Competition for such personnel is intense, and we may be unable to identify, attract and retain such personnel in the future. None of our employees is represented by collective bargaining agreements and we consider relations with our employees to be good.

FACILITIES

         We rent approximately 33,000 square feet of commercial office space in Irvine, California. The facility is leased through June 30, 2001, at a rate of approximately $55,000 per month.

LEGAL PROCEEDINGS

         In August 1994, William J. Kettle, the Chief Executive Officer and Chairman of the Board of Directors, and Adela Maria Kettle, Vice President and Director of the company (and spouse of Mr. Kettle), filed a petition for personal bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Such petition was dismissed in September 1995.

         In 1989, Thrifty-Tel, Inc., a provider of discount long distance telephone service, filed a voluntary petition for bankruptcy under Chapter 11 of the Bankruptcy Code. Mr. Kettle was an officer and director of Thrifty-Tel, Inc. at the time of such filing. In January 1992, such petition was dismissed upon the motion of Thrifty-Tel, Inc. In August 1994, Mr. Kettle was terminated as an officer and removed as a director of Thrifty-Tel, Inc. In October 1994, Thrifty-Tel, Inc. again filed a voluntary petition for bankruptcy under Chapter 11 of the Bankruptcy Code.

         S.T.M. Communications, Inc., a subsidiary of our company, filed a voluntary petition under Chapter 11 of the Bankruptcy Code on December 16, 1996, which was subsequently converted to a liquidation under Chapter 7 of the Bankruptcy Code.

         Mr. Kettle is also the subject of several federal and state tax liens in an aggregate amount of approximately $2.37 million arising from the alleged non-payment of employee withholding and payroll taxes by Sierra College from 1985 and by Thrifty-Tel, Inc. from 1994. Mr. Kettle disputes liability for such non-payment and is currently in negotiations with the Internal Revenue Service to resolve or reduce such liens.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our directors and executive officers as of March 31, 2000.

NAME                      AGE       POSITION

William J. Kettle         69        Chief Executive Officer, Chairman, Director

Bryan Turbow              31        President, Chief Technical Officer, Director

Adela Maria Kettle        53        Vice President, Director

John W. Diehl, Jr.        45        Chief Financial Officer, Secretary, Director

Gene Elmore               58        Director

Robert C. Weaver, Jr.     55        Director

         William J. Kettle has been our Chief Executive Officer and a Director since October 1994. He became Chairman in June 1999 after stepping down as President, a position he had held since October 1994. He served as President and Chairman of Thrifty-Tel, Inc. from 1988 until August 1994. Thrifty was engaged in the business of providing discount long distance telephone services. From 1981 to 1985, Mr. Kettle served as Secretary, Treasurer and was a director of Sierra College in Los Angeles, California. From 1972 to 1981 he was President of Bauder College in Sacramento, California.

         Bryan L. Turbow has been our President and Chief Technical Officer since we merged with MobileNetics Corporation in June 1991. He became a Director in October 1999. In June 1986, Mr. Turbow founded MobileNetics and was its president and sole stockholder until it merged with our company. While at MobileNetics he was responsible for telecommunications consulting and systems integration.

         Adela Maria Kettle has been our Vice President since September 1994. >From 1986 through August 1994, she was Executive Vice President of Sales and Marketing at Thrifty-Tel, Inc. From 1981 to 1985, she served as Vice President of Sales and Marketing at Sierra College in Los Angeles, California. From 1970 to 1981 she was employed at Bauder College in Sacramento, California, where she was Vice President of Sales and Marketing.

         John W. Diehl, Jr. has been our Chief Financial Officer and Secretary since June 1999. He was an independent accounting and tax consultant to the company from September 1994 to June, 1999. Mr. Diehl, a Certified Public Accountant, has ten years of public accounting experience. He had his own practice for six years after serving as Director of Internal Audit for Memorial Health Services, Long Beach for ten years. He holds a B.S. in Business Administration with an emphasis in Accounting from the California State University at Northridge, and a Masters in Business Administration from the University of La Verne.

         Gene Elmore has been a director since February, 2000 and has worked in the telecommunications and long distance industry for over 20 years. Since 1995, Mr. Elmore has been the managing member of Quimby, LLC, which has been purchasing and renovating buildings to house collocation facilities for Internet and long distance companies. From 1990, he founded and served as President of TM Sepulveda, Inc., a company licensed in 42 states to resell telecommunications and long distance services. Mr. Elmore has served on the Board of Directors of several charitable organizations, including the United Way and the American Red Cross, and has served on the Advisory Board of the Los Angeles Chamber of Commerce. He received his B.A. from California State University at Northridge, and his M.A. from Pepperdine University.

         Robert C. Weaver, Jr. has been a Director since March, 2000. A licensed attorney since 1982, Mr. Weaver served as General Counsel, Secretary and as a Director of Builders Staff Corporation from 1997 to 1999. From 1991 to 1997, he served as Director and was the Secretary and Financial and Operations Principal of La Jolla Capital Corporation in San Diego, California. Mr. Weaver also served as General Counsel to numerous corporations from 1982 through 1991. He received his J.D. from Thomas Jefferson School of Law and his Master of Science in Business Administration from San Diego State University.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

         All directors hold office until the next annual meeting of stockholder and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

         Our directors have not been compensated for the services they provide as directors. In the future, our non-employee directors may be reimbursed for expenses incurred in connection with attending board and committee meetings and compensated for their services as board or committee members. We may also grant non-employee directors options to purchase our common stock pursuant to the terms of our 1999 Stock Plan. See "Executive Compensation--Stock Plans."

COMMITTEES OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE. The Audit Committee is comprised of three (3) directors of the company who oversee the actions taken by our independent auditors and review our internal financial and accounting controls and policies. Currently, the members of the Audit Committee are Gene Elmore, John W. Diehl, Jr. and one independent member to be determined. As required by the NASD marketplace unless, two of the Audit Committee members Messrs. Elmore and Weaver, are independent.

         COMPENSATION COMMITTEE. The three (3) member Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our officers, employees and consultants. The current members of the Compensation Committee are Gene Elmore, Robert C. Weaver, Jr. and William J. Kettle.

FAMILY RELATIONSHIPS.

         Adela Maria Kettle is the wife of William J. Kettle. There are no other family relationships among our directors and officers.

INDEMNIFICATION

         Our Articles of Incorporation provide that we shall indemnify, to the full extent permitted by Nevada law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met. Although indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under these provisions, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the named executive officers for each of our last three completed fiscal years.

                                            Annual
                                         Compensation                                    Long Term Compensation
                           ---------------------------------------------- ------------------------------------------------------

                                                                             Awards                         Payouts
                                                                          ------------------------------------------------------
                                                          Other                                                       All
                                                          Annual          Restricted                                  Other
                                                          Compen-         Stock          Securities        LTIP       Compen-
                                                          sation          Award(s)       Underlying        Payouts    sation
Name and Principal                    Salary     Bonus    ($)             ($)            Options/SARs (#)  ($)        ($)
Position (a)               Year (b)   ($)(c)     ($)(d)   (e)             (f)            (g)               (h)        (i)
-------------------------- ---------- ---------- -------- --------------- -------------- ----------------- ---------- ----------

William J. Kettle          1999       $0                                  $64,000 (1)    3,000,000 (2)
Chairman, Chief            1998       $0                                  $40,000 (3)    4,000,000 (4)
Executive Officer          1997       $0

Bryan L. Turbow            1999       $36,174              $4,020 (6)
President, Chief           1998       $0
Technical Officer          1997       $0

Adela Maria Kettle, Vice   1999       $47,977
President,                 1998       $33,099
Secretary                  1997       $0

John W. Diehl, Jr. Chief   1999       $0                  $41,300 (5)     $6,200 (7)      500,000 (8)
Financial Officer          1998       $0                  $ 3,800 (5)
                           1997       $0                  $ 7,950 (5)
Chief Financial Officer

----------------------

         (1) Award granted as of December 28, 1998 for 4,000,000 restricted common shares, valued at $64,000.
         (2) Option granted as of December 28, 1998 for 3,000,000 restricted common shares, exercisable at $0.031 per share.
         (3) Award granted as of December 28, 1997 for 4,000,000 common shares, valued at $40,000.
         (4) Option granted as of December 28, 1997 for 4,000,000 restricted common shares, exercisable at $.01 per share.
         (5)  Payment as an independent consultant.

         (6)  Other employee benefits.
         (7) Award granted as of December 28, 1998 for 200,000 restricted common shares, valued at $6,200.
         (8) Option granted as of December 28, 1998 for 500,000 restricted common shares, exercisable at $.031 per share.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding grants of stock options in this last completed fiscal year and through February 29, 2000 to the executive officers named in the Summary Compensation Table.

                                                 Individual Grants

                           Number of Securities            % of Total Options/SARs   Exercise or
Name                       Underlying Options/SARs         Granted to Employees in   Base Price        Expiration Date
(a)                        Granted (#) (b)                 Period(c)                 ($/Sh) (d)        (e)
--------------------------------------------------------------------------------------------------------------------------
William J. Kettle                        3,000,000                   59.6%           $       .031          12-28-2003
John W. Diehl, Jr.                         500,000                    9.9            $       .031          12-28-2003
John W. Diehl, Jr.                         200,000                    4.0            $      4.531          11-25-2001
Other Employees                          1,336,760                   26.5              various (1)        various (2)

----------------------

(1) Exercise prices range from $4.00 to $15.00 per share, and the weighted average exercise price was $8.32 per share.
(2) 285,360 options vested immediately and have terms of two years, 600,000 options vest over a one year period and have terms of two years, 560,400 options vest over a two-year period and have terms of three years, and 91,000 vest over a three-year period and have terms of four of four years.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE

The following table sets forth information concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the last completed fiscal year and through February 29, 2000 by each of the executive officers named in the Summary Compensation Table and the value of unexercised options and SARs as of February 29, 2000.

                                                       Number of Securities Underlying
                                                       Unexercised Options/SAR's at          Value of Unexercised In-The-Money
                        Shares                         2/29/00 (#)                           Options/SAR's at 2/29/00 ($)
                        Acquired                       ----------------------------------    -----------------------------------
Name                    on Exercise  Value Realized       Exercisable      Unexercisable      Exercisable        Unexercisable
----                    -----------  --------------       ------------    --------------      ------------       -------------
William J. Kettle            -              -                7,000,000           -            $104,867,000(1)          -

John W. Diehl, Jr.        500,000     $5,359,500(2)            200,000           -            $  2,093,800(1)          -

--------------------

(1) Based on the closing bid price of $15.00 per share on February 29, 2000.
(2) Mr. Diehl exercised 500,000 options on February 5, 2000, at which time the closing sales price of the company's common stock was $10.75.


EMPLOYMENT AGREEMENTS

         None of our executive officers are subject to an employment agreement at this time. We intend to enter into employment contracts with some of our executive officers in the near future.

STOCK PLANS

         1999 STOCK PLAN. Our Board of Directors adopted our 1999 Stock Plan in November 1999 reserving 5,000,000 shares for issuance. In March 2000 the Board amended and restated the 1999 Stock Plan. Such amendment is subject to the approval of the stockholders' at the next annual meeting. As of February 29, 2000, options to purchase an aggregate of 1,502,860 shares were outstanding (1,536,760 options have been granted and 33,900 options have been exercised) and 3,463,240 shares were available for future grant.

         Our 1999 Stock Plan provides for the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code, to employees and nonstatutory stock options, stock purchase rights and stock bonus rights to employees, directors and consultants. The 1999 stock plan may be administered by different committees with respect to different groups of service providers. Options granted as performance-based compensation within the meaning of Section 162(m) are administered by a committee of two or more outside directors. Option administration committees may make final and binding determinations regarding the terms and conditions of the awards granted, including the exercise prices, the numbers of shares subject to the awards and the exercisability of the awards, forms of agreement for use under the plan and interpretation of plan terms.

         The exercise price of incentive stock options granted under the 1999 Stock Plan must be at least equal to the fair market value of our common stock on the date of grant. However, for any employee holding more than 10% of the voting power of all classes of our stock, including the stock of any parent or subsidiary of the company, the exercise price will be no less than 110% of the fair market value. The administrator of the 1999 Stock Plan sets the exercise price of nonstatutory stock options. The maximum term of options granted under the 1999 stock plan is ten (10) years.

         An optionee whose relationship with us or any related corporation ceases for any reason, other than death or total and permanent disability, may exercise options in the three-month period following such cessation, or such other period of time as determined by the administrator, unless these options terminate or expire sooner, or for nonstatutory stock options, later, by their terms. The three-month period is extended to 12 months for terminations due to death or total and permanent disability. In the event of a merger, sale or reorganization of us into another corporation that results in a change of control of us, options that would have become vested within 18 months after the closing date of the merger transaction will accelerate and become fully vested upon the closing of the transaction. In the event of a change of control transaction, either other outstanding options that are not accelerated would be assumed by the successor company or the successor company would substitute an equivalent option. If any of these options are not assumed or substituted, they would terminate.

         The 1999 Stock Plan will terminate in November 2009, unless sooner terminated by the Board of Directors.

         Our Board of Directors may also grant stock purchase rights to employees, directors and consultants under the 1999 Stock Plan. These grants are made pursuant to restricted stock purchase agreements, and the price to be paid for the shares granted thereunder is determined by the administrator. We are generally granted a repurchase option exercisable on the voluntary or involuntary termination of the purchaser's employment with us for any reason, including death or disability. The repurchase price must be the original purchase price paid by the purchaser. The repurchase option lapses at a rate determined by the administrator. Once the stock purchase right has been exercised, the purchaser will have the rights equivalent to those of a stockholder.

                              CERTAIN TRANSACTIONS

         In December 1997, the Board of Directors authorized the issuance of 4,000,000 shares of common stock to our Chairman for services rendered, which had a fair market value of $40,000 on the date of issuance. Also in December 1997, the Chairman was granted the option to purchase an additional 4,000,000 shares of our common stock at an exercise price of $0.01 per share, exercisable until December 2002.

         In December 1998, the Board of Directors authorized the issuance of 3,000,000 shares of common stock to our Chairman for services rendered which had a fair market value of $64,000 on the date of issuance. Also in December 1998, the Chairman was granted the option to purchase an additional 3,000,000 shares of our common stock at an exercise price of $0.031 per share, exercisable until December 2003.

         During the fiscal year 1999, our principal stockholder and Chairman advanced an aggregate of $797,680 for working capital purposes. The notes payable bear interest at 10% per annum. During the period from September 1, 1999 through February 29, 2000 the principal stockholder and Chairman advanced an additional $661,119 to the company. The notes accrued interest in the aggregate amount of $34,682 through February 29, 2000.

         The notes are repayable upon demand in cash. The company intends to request the stockholder to convert his notes into shares of our common stock; however, to date no such agreement has been entered into. The stockholder has agreed not to demand repayment before November 11, 2000.

         On June 1, 1999 the company consummated its acquisition of MobileNetics, Inc. The company issued 10,000,000 shares of common stock in consideration for 100% of the issued and outstanding shares of MobileNetics, Inc. The sole shareholder of MobileNetics, Inc. was Bryan L. Turbow. On May 4, 1998, and prior to the consummation of the acquisition, the company issued 2,000,000 shares of its common stock to Bryan L. Turbow in connection with a lease of certain equipment.

         SEE THE FURTHER DISCUSSIONS WITH RESPECT TO THE AFOREMENTIONED TRANSACTIONS APPEARING IN NOTES 2, 6 AND 7 TO THE COMPANY'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                             PRINCIPAL STOCKHOLDERS

         The following tables set forth information regarding the beneficial ownership of our common stock as of February 29, 2000, for: (i) each of our executive officers; (ii) each of our directors; (iii) each person or group of affiliated persons whom we know beneficially owns more than 5% of our outstanding common stock; and (iv) our directors and executive officers as a group.

         Unless otherwise indicated, the address for each stockholder on this table is c/o LMKI, Inc., 3355 Michelson, Suite 300, Irvine, California 92612. Except as otherwise noted, and subject to applicable community property laws, to the best of our knowledge the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them.

         Options, warrants, conversion and other rights to acquire shares of our securities that are exercisable within 60 days of the table date are deemed to be beneficially owned by the persons holding these options or warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage or the total number of securities outstanding. As of the table date we had 37,249,566 common shares and 5,000 series A convertible preferred shares outstanding.

TITLE OF CLASS: COMMON STOCK

Name and Address of Beneficial Owner  Amount and Nature of     Percent of Class
                                      Beneficial Ownership
--------------------------------------------------------------------------------

William J. Kettle (1)(2)                         21,320,000         48.2%

Bryan L. Turbow (1)(3)                           12,000,000         32.2

A. Maria Kettle (1)(3)                           14,350,000         38.5

John W. Diehl, Jr. (1)                              700,000          1.9

Robert C. Weaver (1)                                600,000          1.6

Named Officers and Directors As a                34,620,000         78.2%
Group (5 persons)

--------------------

(1)      Officer and/or Director.
(2) Includes 4,000,000 shares issuable upon exercise of options to purchase common stock at an exercise price of $0.01 per share and 3,000,000 shares issuable upon exercise of options to purchase common stock at $0.031 per share. Also includes 7,020,000 beneficially owned by A. Maria Kettle or the Chapman Group, a revocable trust established by Mrs. Kettle for her benefit, of which Mr. Kettle disclaims any beneficial ownership.
(3) Includes 7,000,000 shares beneficially owned by the Chapman Group, a revocable trust of which Ms. Kettle is the beneficiary. Also includes 7,330,000 shares of common stock beneficially owned by William J. Kettle, of which Mrs. Kettle disclaims beneficial ownership.

TITLE OF CLASS: SERIES A CONVERTIBLE PREFERRED STOCK(1)

Name and Address of Beneficial Owner  Amount and Nature of     Percent of Class
                                      Beneficial Ownership
--------------------------------------------------------------------------------

Mesora Investors, LLC                           5,000(1)(2)        100%
c/o WEC Asset Management, LLC
One World Trade Center
Suite 4563
New York, New York 100048

--------------------

(1) The series A convertible preferred stock is not registered with the Securities and Exchange Commission.
(2) Currently convertible into 1,176,471 shares of common stock which are included in the shares registered in this offering based on a conversion price of $4.25 per share. (See "Selling Stockholders.")

         THE MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         Our common stock has been traded in the over-the-counter market since 1995. It is currently traded in the over-the-counter market and quoted on the OTC Electronic Bulletin Board (symbol "LMKI") maintained by NASDAQ.
The market for our common stock has often been sporadic, volatile and limited.

         The following table shows the high and low bid prices for our common stock as reported by NASDAQ during the past two years and current year. The prices reflect inter-dealer quotations, without retail markup, markdown or commissions and may not represent actual transactions.

                                                           High Bid      Low Bid
                                                           --------     --------

FISCAL YEAR ENDED AUGUST 31, 2000

Third Quarter (through May 10, 2000)....................    6.375        5.4375
Second Quarter..........................................   18.375        5.50
First Quarter...........................................    5.875        2.6875

FISCAL YEAR ENDED AUGUST 31, 1999

Fourth Quarter..........................................    9.125        0.4375
Third Quarter...........................................    1.00         0.05
Second Quarter..........................................    0.09         0.02
First Quarter...........................................    0.03125      0.03125

FISCAL YEAR ENDED AUGUST 31, 1998

Fourth Quarter..........................................    0.03125      0.03125
Third Quarter...........................................    0.03125      0.03125
Second Quarter..........................................    0.0625       0.03125
First Quarter...........................................    0.0625       0.0625


         On or about December 15, 1999, we filed an application for listing on the NASDAQ National Market. We believe we qualify for such listing based on meeting the NASDAQ market capitalization requirements. However, there can be no assurance that our application will be approved.

HOLDERS

         As of February 29, 2000, there were 440 registered holders of record of our shares.

DIVIDENDS

         We have never paid cash dividends on our capital stock. We currently intend to retain all available funds to operate and expand our business and not anticipate paying any cash dividends in the foreseeable future.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue up to 50,000,000 shares of common stock, $.001 par value, of which 37,249,566 shares were issued and outstanding as of February 29, 2000. All outstanding shares of our common stock are fully paid and nonassessable and the shares of our common stock offered by this prospectus will be, upon issuance, fully paid and nonassessable. The following is a summary of the material rights and privileges of our common stock.

         VOTING. Holders of our common stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors. The holders of more than 50% of the voting power of our common stock issued and outstanding and entitled to vote and present in person or by proxy, together with any preferred stock issued and outstanding and entitled to vote and present in person or by proxy, constitute a quorum at all meetings of our stockholders. The vote of the holders of a majority of our common stock present and entitled to vote at a meeting, together with any preferred stock present and entitled to vote at a meeting, will decide any question brought before the meeting, except when Nevada law, our Articles of Incorporation, or our bylaws require a greater vote and except when Nevada law requires a vote of any preferred stock issued and outstanding, voting as a separate class, to approve a matter brought before the meeting. Holders of our common stock do not have cumulative voting for the election of directors.

         DIVIDENDS. Holders of our common stock are entitled to dividends when and if declared by the Board of Directors out of funds available for distribution. The payment of any dividends may be limited or prohibited by loan agreement provisions or priority dividends for preferred stock that may be outstanding.

         PREEMPTIVE RIGHTS. The holders of our common stock have no preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

         LIQUIDATION. If we liquidate or dissolve, the holders of each outstanding share of our common stock will be entitled to share equally in our assets legally available for distribution to our stockholders after payment of all liabilities and after distributions to holders of preferred stock legally entitled to be paid distributions prior to the payment of distributions to holders of our common stock.

PREFERRED STOCK

         We are authorized to issue up to 10,000,000 shares of preferred stock, par value $.001 per share, issuable from time to time in one or more series, having such designation, rights, preferences, powers, restrictions and limitations as may be fixed by the Board of Directors.

         SERIES A CONVERTIBLE PREFERRED STOCK. On November 23, 1999, we filed with the Nevada Secretary of State a Certificate of Designations establishing the series A convertible preferred stock consisting of 5,000 shares. As of May 10, 2000, 5,000 shares of our series A convertible preferred stock were issued and outstanding. The following is a summary of the rights, privileges and preferences of the series A convertible preferred stock.

         DIVIDENDS. The cumulative non-compounded dividend on the series A convertible preferred stock is 6% per annum based on the stated value of $1,000 per share, payable as permitted by law and declared by the Board of Directors, or upon the redemption or conversion of the series A convertible preferred stock into common stock. We may not declare or pay any dividends on the common stock unless we first declare and pay all unpaid dividends on the series A convertible preferred stock.

         CONVERSION. Each share of the outstanding series A convertible preferred stock is convertible, at the election of the holder thereof, into the number of shares of our common stock equal to $1,000 plus the amount of any accrued and unpaid dividends divided by the lesser of (1) $4.25 per share, or
(2) 80% of the average of the three lowest closing bid prices of the our common stock for the 25 trading days immediately preceding the election by the holder to convert. At any time while any shares of the series A convertible preferred stock are outstanding, we may not issue any classes or series of stock that are senior to the series A convertible preferred stock in any respect, including liquidation.

         The following table shows the number of share of common stock and the percentage of total outstanding shares the selling shareholder would receive upon conversion of series A convertible preferred stock at various market and conversion prices:

                                                               Percent of Total
Hypothetical Market      Conversion      Resulting Number     Outstanding Common
      Price(1)             Price            of Shares              Stock(2)
-------------------      ----------      ----------------     ------------------

       $1.00                $0.80            6,250,000             14.37%

       $2.00                $1.60            3,125,000              7.74%

       $4.00                $3.20            1,562,500              4.03%
      $5.3125
     and above              $4.25            1,176,471              3.06%

--------------

(1) Hypothetical average of the three lowest closing bid prices during the 25 days preceding conversion.
(2) Calculated based upon 37,249,566 shares outstanding prior to conversion, excluding options, warrants and other rights to purchase additional shares of common stock.

         VOTING. Each share of series A convertible preferred stock entitles the holder to the number of votes equal to the number of shares of common stock into which it is convertible. The holders of the common stock and the series A convertible preferred stock vote as a single class on all matters on which our stockholders vote, except where otherwise required by law. The holders of the series A convertible preferred stock do not have cumulative voting for the election of directors.

         PREEMPTIVE RIGHTS. The holders of the series A convertible preferred stock do not have preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

         LIQUIDATION PREFERENCE. If we liquidate, dissolve or wind-up our business, whether voluntary or otherwise, after we pay our debts and other liabilities, the holders of the series A convertible preferred stock will be entitled to receive from our remaining net assets, before any distribution to the holders of our common stock, the amount of $1,000 per share of series A convertible preferred stock in cash plus payment of all accrued but unpaid cumulative dividends. Holders of the series A convertible preferred stock will not be entitled to receive any other payments if we liquidate, dissolve or wind-up our business.

         REDEMPTION RIGHTS. If the Registration Statement of which this Prospectus is a part is declared effective on or after May 21, 2000, or if certain other events occur, we are required, at the option of the holder, to redeem all outstanding series A convertible preferred stock at $1,250 per share plus accrued and unpaid dividends.

         OWNERSHIP LIMITATION. The investor in the series A convertible preferred stock and warrants has a contractual limitation that stipulates that they will beneficially own no more that 4.999% of our common stock at any one time. However, the 4.999% limitation would not prevent such investor from acquiring and selling in excess of 4.999% of shares of our common stock through a series of acquisitions and sales under the warrants while never beneficially owning more than 4.999% at any one time.

WARRANTS AND OPTIONS

         As of February 29, 2000, we had outstanding options and warrants to purchase an aggregate of 9,713,911 shares of common stock at an average weighted exercise price of $1.766 per share. Such warrants and options expire on various dates from November 2001 to February 2005.

         In May 2000, we granted 100,000 warrants to Mersora Investors, LLC in connection with its purchase of 1,000 shares of series A preferred stock. The warrants have an exercise price of $4.25 and expire in May 2002.

         We granted Dunwoody Brokerage Services, Inc. warrants to purchase 68,952 shares of common stock at exercise prices ranging from 4.0125 to 14,50 per share, of which 10,833 were granted after February 29, 2000. If the warrants are exercised more than six months after issuance, the exercise price will be the lesser of (i) the exercise price then in effect, or (ii) the lowest "reset" price, which equals one hundred percent of the average closing bid price of our stock for the five trading days ending on the six-month anniversary date of the date of issuance. These warrants expire five years from the date of issuance.

LOCK-UP AGREEMENTS

         Certain of our officers and directors have agreed, for a period of six months after November 23, 1999, not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any of their shares of our common stock or other capital stock or any securities convertible into, or exchangeable or exercisable for our common stock or other capital stock.

TRANSFER AGENT

         The transfer agent for our securities is Nevada Agency and Trust company, 50 West Liberty, Suite 880, Reno, Nevada 89501; telephone 775-322-0626.

                              SELLING STOCKHOLDERS

         The securities offered by this prospectus may be offered from time to time by the selling stockholders. The selling stockholders are the purchaser and placement agent of our series A convertible preferred stock and associated warrants. No selling stockholder has held any position or office or had any material relationship with us or any of our predecessors or affiliates within three years of the date of this prospectus.

         Our agreement with the selling stockholders provide for us to reserve for issuance 1.5 times the maximum number of shares issuable under the initial terms of conversion of the series A convertible preferred stock and exercise of the warrants. The actual number of shares of common stock issuable is subject to adjustment and could be materially different than the amounts set forth in the table below, depending on factors which we cannot predict at this time, including:

         o The number of shares issuable upon conversion of the series A convertible preferred stock and accrued interest;

         o    The number of shares issuable upon exercise of the warrants; and

         o The potential increase in the number of shares issuable with respect to the series A convertible preferred stock if the conversion price declines due to a decline in the market price for our common stock.

         The following table sets forth, information provided by the selling stockholders with regard to their beneficial ownership of our common stock as of February 29, 2000 and upon completion of this offering. Unless otherwise indicated in the footnotes, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

         The number of shares of our common stock listed in the table below as being beneficially owned by Mesora Investors, LLC includes the shares of our common stock that are issuable to them, subject to the 4.999% limitation, upon exercise of the warrants. However, the 4.999% limitation would not prevent Mesora Investors, LLC from acquiring and selling in excess of 4.999% of shares of our common stock through a series of acquisitions and sales under the warrants while never beneficially owning more than 4.999% at any one time.

                                                     Common Shares (1)
                                            Number of Shares  Number of Shares  Percent After
Selling Stockholder                         Prior to Sale(2)  After Sale(6)     Sale(7)
---------------------------------------------------------------------------------------------

Mesora Investors, LLC (3) c/o WEC Asset    2,370,588                      -0-         *
Management, LLC
One World Trade Center,
Suite 4563
New York, New York  100048

Dunwoody Brokerage                             4,975                      -0-         *
Services, Inc. (4)(5)
Carlton M. Johnson, Jr. (5)                    3,400                      -0-
Charles M. Whiteman (5)                        3,500                      -0-
Dwight D. Bronnum (5)                          1,000                      -0-
Eric S. Swartz (5)                            17,826                      -0-
Glenn R. Archer (5)                            4,150                      -0-
H. Nelson Logan (5)                            1,550                      -0-
James D. Mills (5)                             1,550                      -0-
Kendrick Family Partnership, L.P. (5)         17,826                      -0-
Marc A. Tepper (5)                             6,896                      -0-
Michael E. Stough (5)                          1,379                      -0-
P. Bradford Hathorn (5)                        3,400                      -0-
Robert L. Hopkins (5)                          1,000                      -0-
Sharri A. Desalvo (5)                            500                      -0-

Total (6)                                  2,439,540                      -0-         *

---------------------------------------

 *       Less than 1%.
(1) Assumes conversion of all outstanding shares of series A convertible preferred stock at a conversion price of $4.25.
(2) The number of shares owned prior to the sale reflects the company's obligation to register 150% of the common stock issuable upon conversion of the series A convertible preferred stock and related accrued interest.
(3) Holder of shares of common stock issuable upon (a) conversion of 5,000 shares of series A convertible preferred stock convertible into 1,176,471 shares of common stock, (b) 70,589 shares assessable upon conversion of accrued interest (estimated for a period of one (1) year), and (c) exercise of warrants to purchase 500,000 shares of common stock.
(4) Holder of shares of common stock issuable upon exercise of placement agent warrants to purchase 68,952 shares of common stock.
(5) c/o Dunwoody Brokerage Services, Inc., 1080 Holcomb Bridge Road, Roswell, GA 30076.
(6) The actual number of shares issuable is subject to adjustment and is estimated to be 2,439,540 common shares.
(7) Because the selling stockholders may offer all, some or none of their common stock, no definitive estimate as to the number of shares thereof that will be held by the selling stockholder after such offering can be provided and the following table has been prepared on the assumption that all shares of common stock offered under this prospectus will be sold.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o    short sales;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any such methods of sale; and

         o    any other method permitted pursuant to applicable law.

         The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or in derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder. We have agreed to indemnify the Selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         Certain legal matters in connection with the common stock offered hereby will be passed upon by Pillsbury Madison & Sutro, LLP, Costa Mesa, California.

                                     EXPERTS

         Our consolidated financial statements at August 31, 1999 and 1998, and for each of the three years in the period ended August 31, 1999, appearing in this prospectus and registration statement have been audited by Timothy L. Steers, CPA, LLC, independent auditor, as set forth in his report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's public reference rooms located at it's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the operation of public reference rooms. You can also obtain copies of this material from the SEC's Internet web site, http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC.

         Our common stock is quoted on the OTC Electronic Bulletin Board under the symbol "LMKI".

         This prospectus is a part of a registration statement on Form SB-2 filed by us with the SEC under the Securities Act. This prospectus omits certain information contained in the registration statement, and we refer you to the registration statement and to the exhibits to the registration statement for additional information about the common stock and us.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         Until _____, 2000 (90 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               Page
                                                                                                               ----

Unaudited Pro Forma Financial Information of LMKI, Inc.:

         Introduction..........................................................................................F-3

         Pro Forma Statement of Operations for the Nine Months ended
            May 31, 1999.......................................................................................F-4

         Pro Forma Statement of Operations for the Year ended
            August 31, 2000....................................................................................F-5

Unaudited Interim Consolidated Financial Statements of LMKI, Inc.:

         Balance Sheet as of February 29, 2000 and November 30, 1999...........................................F-6

         Statements of Operations for the Three Months ended February 29, 1999 and 2000, and the Six Months ended
            February 29, 1999 and 2000.........................................................................F-7

         Statement of Stockholders' Equity for the Six Months ended
            February 29, 2000..................................................................................F-8

         Statements of Cash Flows for the Six Months ended
            February 29, 1999 and 2000.........................................................................F-9

         Notes to Consolidated Financial Statements for the
            Six Months ended February 29, 2000 and 1999................................................F-10 - F-20

Audited Consolidated Financial Statements of LMKI, Inc.:

         Report of Independent Auditors.......................................................................F-21

         Balance Sheets as of August 31, 1999 and 1998........................................................F-22

         Statements of Operations for the Fiscal Year ended
            August 31, 1999, 1998 and 1997....................................................................F-23

         Statements of Changes in Stockholders' Equity for the
            Period from September 1, 1996 to August 31, 1999..................................................F-24

         Statements of Cash Flows for the Years ended
            August 31, 1999, 1998 and 1997................................................................F-25, 26

         Notes to Consolidated Financial Statements for the Period
            September 1, 1996 through August 31, 1999..................................................F-27 - F-40

Audited and Unaudited Financial Statements of Mobilenetics Corporation

         Report of Independent Auditors.......................................................................F-41


                                      F-1

Balance Sheets as of May 31, 1999(Unaudited)
   and December 31,1998 and 1997..........................................................................F-42, 43

Statements of Operations for the Five Months Ended
   May 31,1999 (Unaudited) and for the Years Ended
   December 31, 1998 and 1997.................................................................................F-44

Statements of Stockholders' Equity (Deficit) for the Five Months
   Ended May 31, 1999(Unaudited) and for the Years Ended
   December 31, 1998 and 1997.................................................................................F-45

Statements of Cash Flows for the Five Months Ended
   May 31,1999(Unaudited) and for the Years Ended
   December 31,1998 and 1997..............................................................................F-46, 47

Notes to Financial Statements............................................................................F-48 - F-52

                    Pro Forma Condensed Financial Information
                     Acquisition of Mobilenetics Corporation



The accompanying unaudited pro forma condensed statements of operations have been prepared to reflect that the acquisition of Mobilenetics Corporation ("MC") by LMKI, Inc. as if the acquisition had occurred as of the beginning of each of the periods presented.

On June 1, 1999 LMKI, Inc. consummated its acquisition of MC. The pro forma condensed statements of operations for the nine months ended May 31, 1999 and the year ended August 31, 1998 are based on historical unaudited statements of operations of LMKI, Inc. and MC for those periods. The pro forma condensed statements of operations are not intended to be indicative of the results of operations which actually would have been realized had the merger occurred at the times assumed, nor of the future results of operations of the combined entities. The accompanying pro forma condensed statements of operations should read in connection with the historical financial statements and notes of LMKI, Inc. and MC. A pro forma condensed Balance Sheet of LMKI, Inc. has not been provided as the affects of the acquisition are already reflected in the August 31, 1999 annual consolidated financial statements of LMKI, Inc. as included elsewhere herein.

                                       PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                                       (Unaudited)
                                             Nine Months Ended May 31, 1999

                                                                                    Pro Forma       Pro Forma
                                                    LMKI, Inc. (1)      MC     (2) Adjustments       Combined
                                                  --------------  --------------  --------------  --------------

Revenues                                          $     546,945   $     624,835   $           -   $   1,171,780
Direct Expenses                                         212,242         574,377               -         786,619
                                                  --------------  --------------  --------------  --------------

Gross Profit                                            334,703          50,458               -         385,161
Operating Expenses
     Selling, General,& Administrative                  436,123         715,458               -       1,151,581
Other income (expense):
     Interest expense                                     9,811          12,335               -          22,146
                                                  --------------  --------------  --------------  --------------

Loss before provision for income taxes                 (111,231)       (677,335)              -        (788,566)
Provision for income taxes                                    -         (21,591)              -         (21,591)
                                                  --------------  --------------  --------------  --------------

Net Loss                                          $    (111,231)  $    (655,744)  $           -   $    (766,975)
                                                  ==============  ==============  ==============  ==============


Loss per share information:

Basic and diluted loss per share from
          continuing operations                   $      (0.005)                                  $      (0.024)
                                                  ==============                                  ==============

Weighted average number of shares of
common stock, basic and diluted                      22,209,888                                      32,209,888 (3)
                                                  ==============                                  ==============

 (1) Represents the unaudited results of operations of LMKI, Inc. for the nine-months ended May 31, 1999 as reflected in Form 10QSB/A filed on April 13, 2000.

 (2) Represents the unaudited results of operations of Mobilenetics Corporation for the nine-months ended May 31, 1999.

 (3)      Includes the 10,000,000 shares issued to the sole stockholder of MC.

                                       PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                                       (Unaudited)
                                               Year Ended August 31, 1998

                                                                                    Pro Forma       Pro Forma
                                                    LMKI, Inc. (1)      MC     (2) Adjustments       Combined
                                                  --------------  --------------  --------------  --------------

Revenues                                          $     397,363   $     676,310   $           -   $   1,073,673
Direct Expenses                                          52,001         211,696               -         263,697
                                                  --------------  --------------  --------------  --------------

Gross Profit                                            345,362         464,614               -         809,976
Operating Expenses
     Selling, General,& Administrative                  391,038         406,496               -         797,534
Other income (expense):
     Interest expense                                     5,843           3,829               -           9,672
                                                  --------------  --------------  --------------  --------------

Loss before provision for income taxes                  (51,519)         54,289               -           2,770
Provision for income taxes                                2,300          12,369               -          14,669
                                                  --------------  --------------  --------------  --------------

Net Loss                                          $     (53,819)  $      41,920   $           -   $     (11,899)
                                                  ==============  ==============  ==============  ==============


Loss per share information:

Basic and diluted loss per share from
          continuing operations                   $      (0.003)                                  $      (0.001)
                                                  ==============                                  ==============

Weighted average number of shares of
common stock, basic and diluted                      15,799,269                                      25,799,269 (3)
                                                  ==============                                  ==============


 (1) Represents the unaudited results of operations of LMKI, Inc. for the twelve-months ended August 31, 1999 as reflected in Form 10KSB filed on September 15, 1999.

 (2) Represents the unaudited results of operations of Mobilenetics Corporation for the twelve-months ended August 31, 1999.

 (3)      Includes the 10,000,000 shares issued to the sole stockholder of MC.


                                                 See accompanying notes.

                                                       LMKI, INC.
                                         (formerly Landmark International, Inc.)

                                               Consolidated Balance Sheet

                                                                                                   February 29,
                                                                                                       2000
                                                                                                  --------------
ASSETS                                                                                             (Unaudited)
Cash                                                                                              $   1,754,353
Accounts receivable                                                                                   1,401,311
                                                                                                  --------------
     Total current assets                                                                             3,155,664

Equipment                                                                                             3,681,228
Accumulated depreciation                                                                               (143,065)
                                                                                                  --------------
      Net equipment                                                                                   3,538,163

Goodwill, less accumulated amortization
     of $302,206 in 2000 and $151,103 1999                                                            3,840,625
Deposits                                                                                                291,810
Other assets                                                                                            330,903
                                                                                                  --------------
   Total other assets                                                                                 4,463,338
                                                                                                  --------------

   Total assets                                                                                   $  11,157,165
                                                                                                  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                                                  $   3,324,829
Line of credit                                                                                          593,150
Accrued payroll and related liabilities                                                                  49,062
Other accrued liabilities                                                                               154,026
Accrued dividends payable                                                                                40,087
Accrued interest to stockholder                                                                          34,682
Capitalized lease obligations due within one year                                                       226,548
                                                                                                  --------------
     Total current liabilities                                                                        4,422,384

Capitalized lease obligations, long term                                                                554,668
Loans from stockholder                                                                                1,458,799
                                                                                                  --------------
      Total liabilities                                                                               6,435,851
                                                                                                  --------------

Stockholder's equity
     Preferred stock, Series A 6% convertible                                                         4,000,000
         10,000,000 authorized, 4,000 issued and outstanding;
         liquidation preference of $4,000,000.
     Common stock, $.001; shares authorized                                                              37,250
         50,000,000, shares issued and outstanding totaling
         37,249,566 (2000) and 36,115,666 (1999)
     Paid in capital                                                                                  7,268,111
     Notes receivable from stockholders                                                                (509,100)
     Accumulated deficit                                                                             (6,074,947)
                                                                                                  --------------
     Total stockholders' equity                                                                       4,721,314
                                                                                                  --------------
         Total stockholders' equity and liability                                                 $  11,157,165
                                                                                                  ==============


                                                See accompanying notes.

                                                       LMKI, INC.
                                         (formerly Landmark International, Inc.)

                                    Consolidated Statements of Operations (Unaudited)

                                                    Three months ended Feb. 29,     Six Months ended Feb. 29,
                                                  ------------------------------  ------------------------------
                                                        2000           1999            2000             1999
                                                  --------------  --------------  --------------  --------------
Net sales                                         $   2,126,113   $     197,508   $   3,631,166   $     238,389

Cost of sales                                         1,352,499          67,136       1,756,342          70,310
                                                  --------------  --------------  --------------  --------------

     Gross Profit                                       773,614         130,372       1,874,824         168,079

Selling expense                                         768,265          84,138       1,141,787         156,726

General and administrative expenses                   1,813,573          81,434       2,566,538         106,897
                                                  --------------  --------------  --------------  --------------

Loss from operations                                 (1,808,224)        (35,200)     (1,833,500)        (95,544)

Interest expense                                         88,370           3,867         114,853           5,885
                                                  --------------  --------------  --------------  --------------

Loss before provision for income taxes               (1,896,593)        (39,067)     (1,948,353)       (101,429)

Provision for income taxes                                    -               -               -               -
                                                  --------------  --------------  --------------  --------------

Net loss                                             (1,896,593)        (39,067)     (1,948,353)       (101,429)

Less:
     Dividends accrued on Preferred Stock                40,087               -          40,087               -

     Preferred stock beneficial
     conversion feature                               1,500,000               -       3,060,000               -
                                                  --------------  --------------  --------------  --------------

Net loss allocable to common stockholders         $  (3,436,680)  $     (39,067)  $  (5,048,440)  $    (101,429)
                                                  ==============  ==============  ==============  ==============

Basic and diluted Net loss per common share       $       (0.09)  $       (0.00)  $       (0.14)  $       (0.00)
                                                  ==============  ==============  ==============  ==============

Weighted average shares outstanding                   36,538,633     23,175,555      36,327,149      21,581,111
                                                  ==============  ==============  ==============  ==============


                                                See accompanying notes.

                                                       LMKI, INC.
                                        (formerly, Landmark International, Inc.)
                                      CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY
                                                       (UNAUDITED)

                                                          PREFERRED STOCK                  COMMON STOCK
                                                  ------------------------------  ------------------------------
                                                      SHARES          AMOUNT          SHARES          AMOUNT
                                                  ==============================================================

Balance at August 31, 1999                                    -   $           -      36,115,666   $      36,116

Shares issued for private placement
      Series A 6% Preferred Convertible                   2,500       2,500,000               -               -
      Beneficial conversion feature                           -               -               -               -

Accrued dividends payable
      Series A 6% Preferred Convertible                       -               -               -               -


Shares issued for purchase of Color Networks                  -               -          75,000              75

Shares issued in exchange for services                        -               -           8,900               9

Options granted in exchange for services                      -               -               -               -

Options exercised                                             -               -       1,050,000           1,050

Shares issued for private placement
      Series A 6% Preferred Convertible                   1,500       1,500,000               -               -
      Beneficial conversion feature                           -               -               -               -

Accrued dividends payable
      Series A 6% Preferred Convertible                       -               -               -               -

Net Loss                                                      -               -               -               -
                                                  --------------------------------------------------------------
Balance at February 29, 2000                              4,000   $   4,000,000      37,249,566   $      37,250
                                                  ==============================================================

(CONTINUED)
                                                     ADDITIONAL                                       TOTAL
                                                      PAID-IN         NOTES         ACCUMULATED    STOCKHOLDERS'
                                                      CAPITAL       RECEIVABLE       DEFICIT          EQUITY
                                                  ==============================================================

Balance at August 31, 1999                        $   3,089,125   $           -   $  (1,026,506)  $   2,098,735

Shares issued for private placement
      Series A 6% Preferred Convertible                (221,900)              -               -       2,278,100
      Beneficial conversion feature                   1,560,000               -      (1,560,000)              -

Accrued dividends payable
      Series A 6% Preferred Convertible                       -               -          (2,468)         (2,468)


Shares issued for purchase of Color Networks            599,925               -               -         600,000

Shares issued in exchange for services                   85,093               -               -          85,102

Options granted in exchange for services                267,818               -               -         267,818

Options exercised                                       508,050        (509,100)              -               -

Shares issued for private placement
      Series A 6% Preferred Convertible                (120,000)              -               -       1,380,000
      Beneficial conversion feature                   1,500,000               -      (1,500,000)              -

Accrued dividends payable
      Series A 6% Preferred Convertible                       -               -         (37,620)        (37,620)

Net Loss                                                      -                      (1,948,353)     (1,948,353)
                                                  --------------------------------------------------------------
Balance at February 29, 2000                      $   7,268,111   $    (509,100)  $  (6,074,947)  $   4,721,314
                                                  ==============================================================

                                                       LMKI, INC.
                                         (formerly Landmark International, Inc.)

                                    Consolidated Statements of Cash Flows (Unaudited)

                                                                     Six Months ended Feb. 29,
                                                                        2000           1999
                                                                  --------------  --------------
Cash flows from operating activities:
   Net loss                                                       $  (1,948,353)  $    (101,429)
    Adjustments to reconcile net loss to net
    cash provided by operating activities:
       Depreciation and amortization                                    102,583           5,844
       Amortization of goodwill                                         302,206               -
       Options issued in exchange for services                          267,818
       Stock issued in exchange for services                             85,102               -
       Changes in operating assets and liabilities:

           Accounts receivable                                         (563,461)        (68,346)
           Deposits                                                    (256,085)
           Other assets                                                (330,903)
           Account payable                                            2,915,179          (9,056)
           Accrued payroll related liabilities                          (84,687)         11,115
           Other accrued liabilities                                    150,374               -
           Accrued interest to stockholder                               31,570               -
                                                                  --------------  --------------

                                                                       (671,343)        (25,180)
                                                                  --------------  --------------

Cash flows from investing activities:
   Purchase of capital equipment                                     (3,378,679)              -
                                                                  --------------  --------------
                                                                     (3,378,679)              -
                                                                  --------------  --------------

     Cash flows from financing activities:
       Repayment of capitalized lease obligations, net                   16,778         (13,916)
     Proceeds from common stock                                                         (40,000)
     Proceeds from preferred stock, net of offering costs             3,658,100               -
     Proceeds from notes payable to stockholder                         661,119               -
                                                                  --------------  --------------
                                                                      4,335,997          26,084
                                                                  --------------  --------------

Net increase in cash                                                  1,628,661             904
Cash at beginning of periods                                            125,692           3,772
Cash at end of periods                                            $   1,754,353   $       4,676
                                                                  ==============  ==============

Supplemental cash flow disclosures:
      Cash paid for interest                                      $     114,853   $       5,885
                                                                  ==============  ==============
      Cash paid for taxes                                         $           -   $           -
                                                                  ==============  ==============

The Company has entered into certain non-cash transaction which have been reflected in the notes hereto.


                                                See accompanying notes.

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
              For the six-months ending February 29, 2000 and 1999


1.       Nature of Business and Summary of Significant Accounting Policies
         -----------------------------------------------------------------

         NATURE OF BUSINESS: LMKI, Inc. (formerly Landmark International, Inc.) (The "Company" or "LMKI") is a Nevada Corporation engaged in providing high-speed Internet access, data, voice and video services to individuals and businesses.

         BASIS OF PRESENTATIONS: The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB and therefore do not include all information and notes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. The unaudited condensed consolidated financial statements include the accounts of LMKI, Inc. and its wholly owned subsidiary MobileNetics Corporation ("MobileNetics"), Landmark Communications, Inc. and Color Networks, Inc. ("Color Networks"). The operating results for interim periods are unaudited and are not necessarily an indication of the results to be expected for the full fiscal year. In the opinion of management, the results of operations as reported for the interim periods reflect all adjustments which are necessary for a fair presentation of operating results. All intercompany accounts and transactions have been eliminated.

         EQUIPMENT: Equipment is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets, which range from three to seven years.

         Equipment under capitalized lease obligations are carried at estimated fair market value determined at the inception of the lease. Amortization is computed using the straight-line method over the original term of the lease or the estimated useful lives of the assets, whichever is shorter.

         GOODWILL: Goodwill represents the excess purchase price over the estimated fair value of the net assets of MobileNetics and Color Networks. Goodwill is being amortized using the straight-line method over five years.

         IMPAIRMENT OF LONG-LIVED ASSETS: The Company assess the recoverability of long-lived assets by determining whether the depreciation and amortization of the assets' balance over its remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and charged to operations in the period in which the impairment is determined by management. Management has determined that there is no impairment of long-lived assets as of February 29, 2000 and August 31, 1999.


                             See accompanying notes.

1.       Nature of Business and Summary of Significant Accounting Policies
         -----------------------------------------------------------------
         (continued)
         -----------

         REVENUE RECOGNITION: Fees for high-speed Internet access, data, voice and video services are recognized as services are provided.

         STOCK BASED COMPENSATION: The Company accounts for stock based compensation under Statement of Financial Accounting Standard No. 123 ("SFAS 123"). SFAS 123 defines a fair value based method of accounting for stock based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock issued to Employees". Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock based compensation to employees under APB 25 (see Note 7).

         ADVERTISING: The Company expenses the cost of advertising as incurred as selling expenses. Advertising expenses was approximately $58,000 for the six-months ended February 29, 1999 ($898 for 1999).

         INCOME TAXES: Income taxes are provided on the liability method whereby deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases and reported amounts of assets and liabilities. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. The Company provided a valuation allowance for certain deferred tax assets. It is more likely than not that the Company will not realize tax assets through future operations.

         NET LOSS PER COMMON SHARE: Net loss available to common stockholders per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Net loss has been increased for the effect of accrued dividends to preferred stockholders and the effect of the preferred stockholder beneficial conversion feature (Note 9). Stock options and warrants outstanding are not considered common stock equivalents, as the affect on net loss per share would be anti-dilutive.

         CONCENTRATION RISK: The Company grants credit to customers in the State of California. The Company's ability to collect receivables is affected by economic fluctuations in the geographic areas served by the Company.

         RISKS AND UNCERTAINTIES: The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Management of the Company has made certain estimates and assumptions regarding the collectibility of


                             See accompanying notes.

1.       Nature of Business and Summary of Significant Accounting Policies
         -----------------------------------------------------------------
         (continued)
         -----------

         accounts receivable. Such estimates and assumptions primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ materially from estimated amounts.

         SEGMENT REPORTING: The Company adopted SFAS No. 131 ("SFAS"), "Disclosures about Segments of an Enterprise and Related Information," during fiscal 1999. SFAS 131 establishes standards for the way that public companies report information about operating segments and related disclosures about products and services, geographic areas and major customers in annual consolidated financial statements. The Company views its operations and manages its business as principally one segment.

2.       Business Combinations:
         ----------------------

         Effective June 1, 1999, LMKI, Inc. acquired MobileNetics Corporation ("MobileNetics"), in a business combination accounted for as a purchase. MobileNetics is a provider of communications consulting and systems integration services that primarily involve Internet and network solutions. It services a diverse base of customers that are located primarily in California. Prior to the business combination, the majority stockholder of MobileNetics was a stockholder of the Company and MobileNetics provided communication equipment to the Company under a capitalized lease agreement. The Company issued 10,000,000 shares of its common stock in exchange for all of the outstanding shares of MobileNetics. The shares issued for MobileNetics were valued at $2,655,000 ($0.265 per share), which represented 50% of the closing bid price of the Company's common stock on the date of issuance. Management of the Company estimated the value of the Company's shares exchanged after considering the historical trend of the trading prices for its' common stock and the limited volume of shares being traded.

         The acquisition of MobileNetics can be summarized as follows:

         Fair Value MobileNetics
         Assets acquired                                          $     141,810
         Liabilities assumed                                           (508,872)
                                                                  --------------
         Fair value of net assets acquired                             (367,062)
         Fair value of consideration tendered                         2,655,000
                                                                  --------------
         Goodwill acquired in acquisition                         $   3,022,062
                                                                  ==============

         The results of operations of MobileNetics are included in the accompanying consolidated financial statements as of June 1, 1999.

         On December 6, 1999, the Company consummated its purchase of Color Networks. The Company issued 75,000 shares of common stock in consideration for 100% of the issued and outstanding shares of common stock of Color Networks. The fair market value of the stock issued was $8.00 per share, for consideration totaling $600,000. In addition, the Company issued warrants to two non-employee owners of Color Networks. to purchase 15,000 shares of common stock of the Company at an exercise


                             See accompanying notes.

         ----------------------------------

         price of $8.00 per share. The warrants vested immediately and expire December 5, 2004. Management determined the fair value of the option granted utilizing the Black-Scholes option-pricing model. Management of the Company assigned a value of $8.00 per option, for consideration totaling $120,000.

3.       Capitalized Lease Obligations
         -----------------------------

         The Company leases equipment under non-cancelable lease agreements. Equipment under lease agreements aggregated at February 29, 2000 totaled $726,000, less accumulated amortization of $37,000.

         Aggregate future minimum lease payments and the present value of minimum lease payments are as follows:

         Years ending August 31:
         -----------------------

              2000                                                $     194,543
              2001                                                      415,605
              2002                                                      337,565
              2003                                                       62,935
                                                                  --------------
         Total minimum lease payments                                 1,010,648
              less amount representing interest (at annual
              interest rates ranging from 11.4% TO 27.1%                229,432
                                                                  --------------
         Present value of minimum lease payments                        781,216
         Less amounts due within one year                               226,548
                                                                  --------------
         Long-Term capitalized lease obligations                  $     544,668
                                                                  ==============

4.       Notes Payable to Stockholder
         ----------------------------

         For the six-months ended February 29, 2000, the principal stockholder and Chairman of the Company advanced an aggregate of $661,119 for working capital purposes. The notes payable to stockholder total $1,458,799 at February 29, 2000. The notes payable bear interest at 10% per annum. The notes are repayable upon demand in cash. The Company intends to request the chairman to exchange his notes for common stock of the Company. The chairman has agreed not to demand repayment before November 30, 2000.

5.       Line of Credit
         --------------

         In February 15, 2000, the Company entered into a $600,000 line of credit with a bank. The line of credit provides for an interest at prime plus 2% (10.75% at such date). The line allows for the Company to draw up to $600,000 based upon eligible collateral, as defined. The line matures on February 15, 2001.

6.       Income Taxes
         ------------

         The Company has incurred losses for both financial and tax reporting purposes for all periods presented. As a result, the Company's provision for taxes consists solely of minimum state taxes.


                             See accompanying notes.

         ------------------------

         Net deferred income taxes are as follows as of August 31:

                                                       1999            1998
                                                  --------------  --------------
         Deferred tax assets:
         Net operating losses                     $     317,500   $      50,900
         Amortization of goodwill                        42,800               -
         Less allowance for deferred tax assets        (360,300)        (50,900)
                                                  --------------  --------------
         Net deferred income taxes                $           -   $           -
                                                  ==============  ==============


         The Company has approximately $750,000 in Federal net operating losses as of August 31, 1999, which, if not utilized, expire through 2018. The Company has $375,000 as of August 31, 1999 in State of California net operating losses, which if not utilized, expire through 2004.

         The utilization of the net operating loss carry-forwards could be limited due to restrictions imposed under federal and state laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company's continued losses and uncertainties surrounding the realization of the net operating loss carry-forwards, management has determined that the realization of the deferred tax assets is not more likely than not. Accordingly, a valuation allowance equal to the net deferred tax asset amount has been recorded as of the periods presented.

7.       Stock Options and Warrants
         --------------------------

         On December 28, 1997, the Company granted an option to its chairman to acquire 4,000,000 shares of common stock at an exercise price of $.01 per share. The closing price of the Company's common stock was $.062 at the date of grant. The exercise price represented an 84% discount from such closing price. Management determined that the exercise price approximated the fair value of the Company's common stock at the date of grant. Management of the Company estimated the value of the Company's shares at the date of grant based on the historical trend of the trading prices for its' common stock and the limited volume of shares being traded. Such option vested immediately and expires five years from the date of grant.

         On December 28, 1998, the Company granted an option to its chairman to acquire 3,000,000 shares of common stock at an exercise price of $.031 per share. The closing price of the Company's common stock was $.031 at the date of grant. The exercise price represented no discount from such closing price. Such option vested immediately and expires five years from the date of grant.

         On December 28, 1998, the Company granted an option to its chief financial officer to acquire 500,000 shares of common stock at an exercise price of $.031 per share. The closing price of the Company's common stock was $.031 at the date of grant. The exercise price


                             See accompanying notes.

         --------------------------------------

         represented no discount from such closing price. Such option vested immediately and expires five years from the date of grant.

         On December 28, 1998, the Company granted an option to its legal counsel to acquire 500,000 shares of common stock at an exercise price of $.031 per share. The closing price of the Company's common stock was $.031 at the date of grant. Management determined the fair value of the option granted utilizing the Black-Scholes option-pricing model. Management of the Company assigned a value of $.02 per option. As such, the Company recorded services expense totaling $10,000 during the year ended August 31, 1999. Such option vested immediately and expires five years from the date of grant.

         On November 26, 1999, the Company granted options to members of senior management to acquire 1,200,000 shares of common stock at an exercise price of $4.531 per share. Subsequent to the grant, three members of senior management voluntarily canceled 600,000 shares. The closing price of the Company's common stock was $4.531 at the date of grant. The exercise price represented no discount from such closing price. Such options vest over one year and expire two years from the date of grant.

         On November 26, 1999, the Company granted an option to purchase 200,000 shares of common stock of the Company at a price of $4.531 per share to its prior external legal counsel. Such legal counsel became a member of the Company's Board of Directors subsequent to the date of grant. The option vests over a year period and expires November 25, 2001. The closing price of the Company's common stock was $4.531 at the date of grant. Management determined the fair value of the option granted utilizing the Black-Scholes option-pricing model. Management of the Company assigned a value of $4.40 per option, for consideration totaling $880,000.

         In February 2000, the Company granted an option to purchase 25,000 shares of common stock of the Company at a price of $10.50 per share to its new external legal counsel. The option vested immediately and expires February 9, 2002. The closing price of the Company's common stock was $10.50 at the date of grant. Management determined the fair value of the option granted utilizing the Black-Scholes option-pricing model. Management of the Company assigned a value of $10.00 per option, for consideration totaling $250,000.

         In February 2000, the Company granted an option to purchase 17,932 shares of common stock of the Company at a price of $12.54 per share to a third party leasing company. The option vested immediately and expires January 31, 2005. The closing price of the Company's common stock was $10.87 at the date of grant. Management determined the fair value of the option granted utilizing the Black-Scholes option-pricing model. Management of the Company assigned a value of $10.86 per option, for consideration totaling $195,000.


                             See accompanying notes.

         --------------------------------------

         From September 1, 1999 through February 29, 2000, the Company issued to employees options to purchase 1,536,760 shares of common stock of the Company. The options where granted at exercise prices ranging from $4.00 to $15.00 per share. The weighted average exercise price of such options was $7.83 per share. All of the options were issued at exercise prices equal to the closing bid price of the Company's common stock at the date of grant, except for 115,760 options which were granted with exercise prices of $4.00 per share when the market price was $4.531 per share. Of the options, 285,360 vested immediately and have terms of two years, 600,000 vests over a one-year period and have terms of two years, 560,400 vests over a two-year period and have terms of three years, 91,000 vests over a three-year period and have terms of four years.

         The following table summarizes stock option activity for the six-months ended February 29, 2000:

                                                                       2000
                                                                  --------------

         Options and warrants outstanding, Aug. 31, 1999              8,000,000
         Options and warrants granted                                 3,372,811
         Options and warrants expired or canceled                      (608,900)
         Options and warrants exercised                              (1,050,000)
                                                                  --------------
         Outstanding, February 29, 2000                               9,713,911
                                                                  ==============
         Weighted average exercised price per share of all
             options and warrants                                 $        1.77
                                                                  ==============
         Options and warrants exercisable at Feb. 29, 2000            8,831,411
                                                                  ==============
         Weighted average fair value of options and
             warrants granted during the six-month period         $        1.27
                                                                  ==============

8.       Common Stock
         ------------

         The Company issued 10,000,000 shares in connection with its' acquisition of MobileNetics and 75,000 shares in connection with its' acquisition of Color Networks (See Note 2).

         In December 1996, the Board of Directors authorized the issuance of 20,000 shares of common stock to each employee of the Company at that time. The shares were to be surrendered back to the Company in the event that any employee who received shares terminated their employment with the Company, or was terminated by the Company for cause. The Company issued an aggregate of 540,000 shares of its common stock to these employees. Management of the Company valued the share grants at $.01 per share, which represented a 99.6% discount from the closing bid price of the Company's common stock at the date of grant. Management of the Company estimated the value of the company's shares granted after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded. The Company


                             See accompanying notes.

         ------------------------

         recorded compensation expense totaling $5,400 during the year ended August 31, 1997 as a result of these grants.

         In December 1997, the Board of Directors authorized the issuance of 4,000,000 shares of common stock to the Chairman of the Company in exchange for compensation and the issuance of 80,000 shares of common stock in exchange for public relation services. Management of the Company valued the share grants at $.062 per share, which represented an 83.8% discount from the closing bid price of the Company's common stock at the date of grant. Management of the Company estimated the value of the company's shares granted after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded. The Company recorded compensation expense and services expense totaling $40,000 and $800, respectively, during the year ended August 31, 1998 as a result of these grants.

         In May 1998, the Company issued 4,000,000 shares of common stock to two suppliers in exchange for $200 and a communications equipment lease. Management of the Company valued the share grants at $.075 per share, which represented an 86.7% discount from the closing bid price of the Company's common stock at the date of grant. Management of the Company estimated the value of the company's shares granted after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded. The Company recorded capitalized lease costs totaling $40,200 during the year ended August 31, 1998 as a result of these grants.

         In December 1998, the Board of Directors authorized the issuance of 4,000,000 shares of common stock to the Chairman of the Company in exchange for compensation and 500,000 shares of common stock to two individuals in exchange for professional services. Management of the Company valued the shares granted to its Chairman at $.015 per share, which represented a 50.0% discount from the closing bid price of the Company's common stock at the date of issuance. Management of the Company valued the grants to its service providers at $.031 per share, which represented no discount from the closing bid price of the Company's common stock at the date of grant. Management of the Company estimated the value of the company's shares granted after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded. The Company recorded compensation expense and service expense totaling $62,000 and $15,500, respectively, during the year ended August 31, 1999 as a result to these grants.

         In March 1999, the Board of Directors authorized the issuance of 400,000 shares of common stock to two individuals in exchange for professional services. Management of the Company valued the share grants at $.09 per share, which represented no discount from the closing bid price of the Company's common stock at the date of grant. The Company recorded service expense totaling $36,000 during the year ended August 31, 1999 as a result of these grants.


                             See accompanying notes.

         ------------------------

         Also in March 1999, the Company issued 1,000,000 shares of common stock to a related party in exchange for communication software developed specifically or the Company. Management of the Company valued the share grant at $.09 per share, which represented no discount from the closing bid price of the Company's common stock at the date of grant. The Company capitalized software costs totaling $90,000 during the year ended August 31, 1999 as a result of this grant.

         In June 1999, the Board of Directors authorized the issuance of 229,000 shares of common stock to four employees in lieu of compensation and one individual in exchange for professional services. Management of the Company valued the share grants at $.531 per share, which represented no discount from the closing bid price of the Company's common stock at the date of grant. The Company recorded service expense totaling $68,499 and $53,100, respectively, during the year ended August 31, 1999 as a result of these grants.

         In January 2000, the Company granted 8,900 shares in common stock to employees in lieu of compensation. The closing bid price of the Company's common stock at the date of grant was $9.56 for consideration totaling $85,000.

9.       Preferred Stock
         ---------------

         In November 1999, the Company closed the placement of 2,500 shares of Series A 6% Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), to one purchaser (the "Purchaser") at a purchase price of $1,000 per share, for an aggregate purchase price of $2,500,000, pursuant to a securities purchase agreement (the "Purchase Agreement"). The Company entered into a registration rights agreement and a warrant agreement. Concurrent with the closing of the placement, the Company issued warrants to the Purchaser for the purchase of 250,000 shares of the Company's common stock at an exercise price of $4.25 per share, subject to customary anti-dilution provisions, expiring on May 5, 2002. The Company also issued warrants for the purchase of 49,844 shares of common stock to the Placement Agent, exercisable at $4.0125 per share, expiring on November 22, 2004. The Company also paid $222,000 in cash to the Placement Agent for fees and costs associated with the Purchase Agreement. In conjunction with the Purchase Agreement, the Company valued the Purchaser and Placement Agent warrants utilizing the Black-Scholes option-pricing model. Management of the Company arrived at a fair market value of $1,220,000 for the warrants based on a market price at the date of grant of $4.125, a stock volatility of 329% and a five year risk free bond yield of 5.86%.

         In February 2000, the Company closed the placement of an additional 1,500 shares of Series A Preferred Stock to the same Purchaser at a purchase price of $1,000 per share, for an aggregate purchase price of $1,500,000, pursuant to the Purchase Agreement. In conjunction with the Purchase Agreement, the Company entered into a registration rights agreement and a warrant agreement. Concurrent with the closing of the placement, the Company issued warrants to the Purchaser for the purchase of 150,000 shares of the Company's common stock at an exercise


                             See accompanying notes.

         ---------------------------

         price of $4.25 per share, subject to customary anti-dilution provisions, expiring on February 28, 2002. The Company also issued warrants for the purchase of 8,275 shares of common stock to the same Placement Agent, exercisable at $14.50 per share, expiring on February 28, 2005. The Company also incurred $120,000 in expenses to the Placement Agent for fees and costs associated with the Purchase Agreement. The Company valued the Purchaser and Placement Agent warrants utilizing the Black-Scholes option-pricing model. Management of the Company arrived at a fair market value of $2,320,000 for the warrants based on a market price at the date of grant of $15.00, a stock volatility of 277% and a five year risk free bond yield of 5.85%.

         The convertible feature of the Series A Preferred Stock provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature". Pursuant to Emerging Issues Task Force No. 98-5 ("EITF 98-5"), the Company has valued such beneficial conversion feature for the first issuance of Series A Preferred Stock in the amount of $1,560,000. Management of the Company has determined the value of the beneficial conversion feature of the second issuance of Series A Preferred Stock to be $5,294,000; however, pursuant to EITF 98-5, in valuing the beneficial conversion feature, it cannot exceed the face value of the related stock issuance. As a result, the beneficial conversion feature for the second issuance of Series A Preferred Stock had been valued at $1,500,000. In the calculation of basic and diluted net loss per share, such beneficial conversion features have increased the net loss allocable to common stockholders.

10.      Investment Agreement
         --------------------

         In September 1999, the Company entered into an irrevocable Investment Agreement for a "private equity line" of up to $35,000,000. Under the Investment Agreement an investment banking company has made a firm commitment to purchase the Company's common stock and resale the securities in an offering under Regulation D of the United States Securities and Exchange Commission.

         Subject to an effective registration statement and ending 36 months from the initial subscription date, the Company at its discretion may "Put" common stock to the investment banking company. The purchase price per share will equal 92% of the lowest closing bid price of the common stock during the 20 business days following each Put, subject to a minimum price specified by the Company as defined in the Investment Agreement. The amount of each Put sold to the investment banking company may be up to $2,000,000, but the number of shares sold may generally not exceed 15% of the aggregate trading volume of the Company's common stock during the 20 business days following each Put.

         The investment banking company shall receive warrants to purchase 10% of the number of shares of the Company it purchases under each Put. The warrants are exercisable at a price equal to 110% of the market price for each Put.


                             See accompanying notes.

         --------------------------------

         In consideration of the Investment Agreement, the Company granted the investment banking company warrants to purchase 490,000 shares of its common stock. The warrants are exercisable upon the successful completion of certain tasks, as defined, and at a price equal to the lowest closing bid price for the 5 days prior to the execution of the Investment Agreement of the 5 days following its execution, whichever price is lower. The Company has not valued the warrants as they vest upon a contingent event.


                             See accompanying notes.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders
LMKI, Inc.

We have audited the accompanying consolidated balance sheets of LMKI, Inc. (formerly Landmark International, Inc.) as of August 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended August 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LMKI, Inc. (formerly Landmark International, Inc.) as of August 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 1999, in accordance with generally accepted accounting principles.



                                                     /s/ TIMOTHY L. STEERS
                                                     ---------------------------
                                                     Timothy L. Steers, CPA, LLC


Portland, Oregon
November 10, 1999, except for Note 10,
as to which date is February 29, 2000.


                             See accompanying notes.

                                                       LMKI, INC.
                                         (formerly Landmark International, Inc.)

                                               Consolidated Balance Sheets

                                                                            August 31
                                                                  ------------------------------
                                                                       1999            1998
                                                                  --------------  --------------
ASSETS
Current assets:
   Cash                                                           $     125,692   $       3,772
   Accounts receivable                                                  837,850          98,352
                                                                  --------------  --------------
         Total current assets                                           963,542         102,124

Equipment less accumulated depreciation and
   amortization of $40,482 in 1999 ($3,897 in 1998)                     262,067         143,161

Other assets:
   Goodwill, less accumulated amortization
     of $151,103 in 1999                                              2,870,959               -
   Deposits                                                              35,725               -
                                                                  --------------  --------------
                                                                      2,906,684               -
                                                                  --------------  --------------
                                                                  $   4,132,293   $     245,285
                                                                  ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                               $     999,319   $      81,089
   Accrued payroll and related liabilities                              133,749           8,089
   Accrued interest to majority stockholder                               3,112               -
   Other accrued liabilities                                              7,133           2,000
   Capitalized lease obligations due within one year                     37,290          39,182
                                                                  --------------  --------------
         Total current liabilities                                    1,180,603         130,360
Capitalized lease obligations                                            55,275          79,777
Notes payable to majority stockholder                                   797,680               -
                                                                  --------------  --------------
         Total liabilities                                            2,033,558         210,138
                                                                  --------------  --------------
Commitments
Stockholders' equity:
   Common stock, $.001; shares authorized
     50,000,000, shares issued and
     outstanding 36,115,666 in 1999
     (19,986,666 in 1998)                                                36,116          19,987
   Additional paid-in capital                                         3,089,125         115,155
   Retained deficit                                                  (1,026,506)        (99,995)
                                                                  --------------  --------------
         Total stockholders' equity                                   2,098,735          35,147
                                                                  --------------  --------------
                                                                  $   4,132,293   $     245,285
                                                                  ==============  ==============


                                                 See accompanying notes.

                                                       LMKI, INC.
                                         (formerly Landmark International, Inc.)

                                          Consolidated Statements of Operations

                                                              Years ended August 31,
                                                  ----------------------------------------------
                                                       1999            1998            1997
                                                  --------------  --------------  --------------

Net Sales                                         $   1,598,076   $     397,363   $     285,200

Cost of sales                                           922,589          52,001               -
                                                  --------------  --------------  --------------

     Gross profit                                       675,487         345,362         285,200

Selling expense                                         111,903         130,050         159,751

General and administrative expenses                   1,468,959         260,988         192,800
                                                  --------------  --------------  --------------

Loss from operations                                   (905,375)        (45,676)        (67,351)

Interest (income) expense, net                           18,736           5,843             (46)
                                                  --------------  --------------  --------------

Loss before provision for income taxes                 (924,111)        (51,519)        (67,305)

Provision for income taxes                                2,400           2,300             800
                                                  --------------  --------------  --------------

Net loss                                          $    (926,511)  $      53,819)  $     (68,105)
                                                  ==============  ==============  ==============

Net loss per common share                         $        (.04)  $        (.00)  $        (.01)
                                                  ==============  ==============  ==============


                                                 See accompanying notes.

                                                       LMKI, INC.
                                         (formerly Landmark International, Inc.)

                                Consolidated Statements of Changes in Stockholders Equity
                             For the period from September 1, 1996 through August 31, 1999


                                           Common stock             Additional      Retained          Total
                                  ------------------------------      paid-in        equity        stockholders'
                                      Shares          Amount          capital       (deficit)         equity
                                  --------------  --------------  --------------  --------------  --------------

Balance at September 1, 1996         11,366,666   $      11,367   $      37,375   $      21,929   $      70,671
Shares issued in exchange
   for services                         540,000             540           4,860               -           5,400
Net loss                                      -               -               -         (68,105)        (68,105)
                                  --------------  --------------  --------------  --------------  --------------
Balance at August 31, 1997           11,906,666          11,907          42,235         (46,176)          7,966
Shares issued in exchange
   for equipment                      4,000,000           4,000          36,200               -          40,200
Shares issued in exchange
   for services                       4,080,000           4,080          36,720               -          40,800
Net loss                                      -               -               -         (53,819)        (53,819)
                                  --------------  --------------  --------------  --------------  --------------
Balance at August 31, 1998           19,986,666          19,987         115,155         (99,995)         35,147
Shares issued in exchange
   for services                       5,129,000           5,129         229,970               -         235,099
Shares issued in exchange
   for software                       1,000,000           1,000          89,000               -          90,000
Shares issued for purchase
   of MobileNetics
   Corporation                       10,000,000          10,000       2,645,000               -       2,655,000
Fair value of options
   granted to legal counsel                   -               -          10,000               -          10,000
Net loss                                      -               -               -        (926,511)       (926,511)
                                  --------------  --------------  --------------  --------------  --------------
Balance at August 31, 1999           36,115,666   $      36,116   $   3,089,125   $  (1,026,506)  $   2,098,735
                                  ==============  ==============  ==============  ==============  ==============


                                                 See accompanying notes.

                                                       LMKI, INC.
                                         (formerly Landmark International, Inc.)

                                          Consolidated Statements of Cash Flows


                                                              Years ended August 31,
                                                  ----------------------------------------------
                                                       1999            1998            1997
                                                  --------------  --------------  --------------

Cash flows from operating activities:
   Net Sales                                      $    (926,511)  $     (53,819)  $     (68,105)
     Adjustments to reconcile net loss to
       net cash used in operating activities:
       Depreciation and amortization                     36,585           3,897               -
       Amortization of goodwill                         151,103               -               -
       Services exchanged for common stock              235,099          40,800           5,400
       Options issued in exchange for
         legal services                                  10,000               -               -
         Changes in assets and liabilities,
           net of effects of purchase of
           MobileNetics Corporation:
           Accounts receivable                         (676,509)        (59,738)         77,971
           Accounts payable                             412,588          64,031               -
           Accrued payroll related liabilities          125,660           2,000               -
           Accrued interest to shareholder                3,112               -               -
           Other accrued liabilities                      1,903           1,904               -
                                                  --------------  --------------  --------------

                                                       (626,970)           (925)         15,266
                                                  --------------  --------------  --------------

Cash flows from investing activities:
   Decrease in advances                                       -           9,858          (9,858)
     Cash acquired in acquisition of MobileNetics
       Corporation                                        3,512               -               -
                                                  --------------  --------------  --------------

                                                          3,512           9,858          (9,858)
                                                  --------------  --------------  --------------
Cash flows from financing activities:
   Repayments of capitalized lease obligations          (52,302)        (10,769)              -
   Proceeds from common stock                                 -             200               -
   Proceeds from notes payable to shareholder           797,680               -               -
                                                  --------------  --------------  --------------

                                                        745,378         (10,569)              -
                                                  --------------  --------------  --------------

Net increase (decrease in cash                          121,920          (1,636)          5,408

Cash at beginning of year                                 3,772           5,408           5,408
                                                  --------------  --------------  --------------

Cash at end of year                               $     125,692   $       3,772   $       5,408
                                                  ==============  ==============  ==============


                                                 See accompanying notes.
                                                          F-25

                                                              Years ended August 31,
                                                  ----------------------------------------------
                                                       1999            1998            1997
                                                  --------------  --------------  --------------
   Supplemental disclosure of cash flow
    information-
   Cash paid during the year for interest         $      15,624   $       5,843   $           -
                                                  ==============  ==============  ==============

   Supplemental disclosure on noncash
     investing and financing activities:
     Equipment acquired under capitalized
       lease agreement                            $      49,085   $     129,729   $           -
                                                  ==============  ==============  ==============
     Equipment acquired in exchange for
       common stock                               $      90,000   $           -   $           -
                                                  ==============  ==============  ==============
     Common stock issued in exchange for
       purchase of MobileNetics Corporation       $   2,655,000   $           -   $           -
                                                  ==============  ==============  ==============
     Common stock issued in exchange
       for services                               $     235,099   $      40,800   $       5,400
                                                  ==============  ==============  ==============


                                                 See accompanying notes.

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

1.       Nature of Business and Summary of Significant Accounting Policies
         -----------------------------------------------------------------

         NATURE OF BUSINESS: LMKI, Inc. (formerly Landmark International, Inc.) (the "Company" or "LMKI") is a Nevada Corporation engaged in providing high-speed Internet access, data, voice and video streaming services to individuals and businesses.

         BASIS OF CONSOLIDATION: The consolidated financial statements include the accounts of LMKI, Inc. and its wholly-owned subsidiaries MobileNetics Corporation ("MobileNetics") and Landmark Communications, Inc. All intercompany accounts and transactions have been eliminated.

         EQUIPMENT: Equipment is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets, which range from three to seven years.

         Equipment under capitalized lease obligations are carried at estimated fair market value determined at the inception of the lease. Amortization is computed using the straight-line method over the original term of the lease or the estimated useful lives of the assets, whichever is shorter.

         GOODWILL: Goodwill represents the excess purchase price over the estimated fair value of the net assets of MobileNetics. Goodwill is being amortized using the straight-line method over five years.

         IMPAIRMENT OF LONG-LIVED ASSETS: The Company assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of the asset's balance over its remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and charged to operations in the period in which the impairment is determined by management. Management has determined that there is no impairment of long-lived assets as of August 31, 1999 and 1998.

         REVENUE RECOGNITION: Fees for high-speed internet access, data, voice and video services and application development and systems management services are recognized as services are provided.

         STOCK BASED COMPENSATION: The Company accounts for stock based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"). SFAS 123 defines a fair value based method of accounting for stock based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock issued to Employees". Entities electing to remain with the accounting method of APB 25 must make pro forma

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

1.       Nature of Business and Summary of Significant Accounting Policies
         -----------------------------------------------------------------
         (continued)
         -----------

         disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock based compensation to employees under APB 25 (see Note 6).

         ADVERTISING: The Company expenses the cost of advertising as incurred as selling expenses. Advertising expenses was approximately $10,500 for 1999 ($2,000 for 1998; $3,300 for 1997).

         INCOME TAXES: Income taxes are provided on the liability method whereby deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases and reported amounts of assets and liabilities. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. The Company provides a valuation allowance for certain deferred tax assets, if it is more likely than not that the Company will not realize tax assets through future operations.

         NET LOSS PER COMMON SHARE: Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. The weighted average number of common stock shares outstanding was 26,241,335 for 1999 (15,809,222 for 1998; 11,764,166
         for 1997). Stock options and warrants outstanding are not considered common stock equivalents, as the affect on net loss per share would be anti-dilutive.

         CONCENTRATION RISK: The Company grants credit to customers in the State of California. The Company's ability to collect receivables is affected by economic fluctuations in the geographic areas served by the Company.

         RISKS AND UNCERTAINTIES: The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Management of the Company has made certain estimates and assumptions regarding the collectibility of accounts receivable. Such estimates and assumptions primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

         SEGMENT REPORTING: The Company adopted SFAS No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information," during fiscal 1999. SFAS 131 establishes standards for the way that public companies report information about operating segments and

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

1.       Nature of Business and Summary of Significant Accounting Policies
         -----------------------------------------------------------------
         (continued)
         -----------

         related disclosures about product and services, geographic areas and major customers in annual consolidated financial statements. The Company views its operations and manages its business as principally one segment.

2.       Business Combination
         --------------------

         Effective June 1, 1999, LMKI, Inc. acquired MobileNetics, a supplier of communications equipment, in a business combination accounted for as a purchase. MobileNetics is a provider of communications consulting and systems integration services that primarily involve Internet and network solutions. It services a diverse base of customers that are located primarily in California. Prior to the business combination, the principal stockholder of MobileNetics was a stockholder of the Company and MobileNetics provided communication equipment to the Company under a capitalized lease agreement (see Note 7). The Company issued 10,000,000 shares of its common stock in exchange for all of the outstanding shares of MobileNetics. The shares issued for MobileNetics were valued at $2,655,000 ($0.2655 per share), which represented 50% of the closing bid price of the Company's common stock on the date of issuance. Management of the Company estimated the value of the Company's shares exchanged after considering the historical trend of the trading prices for its' common stock and the limited volume of shares being traded.

         The acquisition of MobileNetics can be summarized as follows:

               Assets acquired                                    $     141,810
               Liabilities assumed                                     (508,872)
                                                                  --------------
               Fair value of net assets acquired                       (367,062)
               Fair value of consideration tendered                   2,655,000
                                                                  --------------
               Goodwill acquired in acquisition                   $   3,022,062
                                                                  ==============

         The results of operations of MobileNetics are included in the accompanying consolidated financial statements as of June 1, 1999. The following pro forma summary presents consolidated financial position

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

2.       Business Combination (continued)
         --------------------------------

         and results of operations as if MobileNetics had been acquired as of the beginning of LMKI's 1999 and 1998 fiscal years:

                                                             August 31
                                                  ------------------------------
                                                       1999            1998
                                                  --------------  --------------

         Tangible current assets                  $     963,500   $     181,500
         Total assets                                 3,679,000       2,524,600
         Current liabilities                          1,154,000         240,100
         Total liabilities                            2,033,600         332,500
         Total stockholders' equity                   1,672,019       2,192,000

                                                       Years ended August 31
                                                  ------------------------------
                                                       1999            1998
                                                  --------------  --------------

         Net sales                                $   2,433,400   $     911,900
         Net loss                                    (1,284,500)       (519,600)

         Loss per common share                            (.038)          (.018)

         The above amounts are based upon certain assumptions and estimates, which the Company believes are reasonable. The pro forma financial position and results of operations do not purport to be indicative of the results which would have been obtained had the business combination occurred as of September 1, 1997 or which may be obtained in the future.

3.       Capitalized Lease Obligations:
         ------------------------------

         The Company leases equipment under non-cancelable lease agreements. Equipment under lease agreements aggregated at August 31, 1999 $107,540 ($129,929 in 1998) less accumulated amortization at August 31, 1999 of $18,042 ($3,443 in 1998).

         Aggregate future minimum lease payments and the present value of minimum lease payments are as follows:

              Years ending August 31:
              -----------------------
                   2000                                           $      59,873
                   2001                                                  40,097
                   2002                                                  18,064
                                                                  --------------
                   Total minimum lease payments                         118,034
                   Less amount representing interest (at annual
                    interest rates ranging from 14.1% to 28.9%)          25,469
                                                                  --------------

                   Present value of minimum lease payments               92,565
                   Less amounts due within one year                      37,290
                                                                  --------------
                   Long-term capitalized lease obligations        $      55,275
                                                                  ==============

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

4.       Notes Payable to Majority Stockholder
         -------------------------------------

         During 1999, the majority stockholder and chairman of the Company, advanced an aggregate of $797,680 for working capital purposes. The notes payable bear interest at 10% per annum. The stockholder was paid approximately $4,900 in interest during 1999.

         The notes are repayable upon demand in cash. The Company intends to request the chairman to exchange his notes for common stock of the Company. The chairman has agreed not to demand repayment before November 11, 2000.

5.       Income Taxes
         ------------

         The components of the provision for income taxes are as follows for the years ended August 31:

                                                       1999            1998             1997
                                                  --------------  --------------  --------------
         Federal:
           Current                                $           -   $       1,500   $           -
           Deferred                                           -               -               -
                                                  --------------  --------------  --------------
                                                              -           1,500               -
                                                  --------------  --------------  --------------

         State of California:
           Current                                        2,400             800             800
           Deferred                                           -               -               -
                                                  --------------  --------------  --------------
                                                          2,400             800             800
                                                  --------------  --------------  --------------
         Provision for income taxes               $       2,400   $       2,300   $         800
                                                  ==============  ==============  ==============

         A reconciliation of income taxes computed at the federal statutory rate of 34% to the provision for income taxes is as follows for the years ended August 31:

                                                       1999            1998             1997
                                                  --------------  --------------  --------------

         Tax at statutory rates                   $    (314,198)  $     (17,518)  $     (23,156)
         Differences resulting from:
           State taxes                                    2,400             800             800
           Non-deductible and other
            items                                         4,798           1,518              56
           Change in allowance for
            deferred tax assets                         309,400          17,500          23,100
                                                  --------------  --------------  --------------
           Provision for income taxes             $       2,400   $       2,300   $         800
                                                  ==============  ==============  ==============

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999


5.       Income Taxes (continued)
         ------------------------

         Net deferred income taxes are as follows as of August 31:

                                                       1999            1998
                                                  --------------  --------------

         Deferred tax assets:
           Net operating losses                   $     317,500   $      50,900
           Amortization of goodwill                      42,800               -
           Less allowance for deferred tax assets      (360,300)        (50,900)
                                                  --------------  --------------
                Net deferred income taxes         $           -   $           -
                                                  ==============  ==============

         The Company has approximately $750,000 in federal net operating losses which, if not utilized, expire through 2018. The Company has approximately $375,000 in State of California net operating losses, which if not utilized, expire through 2004.

         The utilization of the net operating loss carry-forwards could be limited due to restrictions imposed under federal and state laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company's continued losses and uncertainties surrounding the realization of the net operating loss carry-forwards, management has determined that the realization of deferred tax assets is not more likely than not. Accordingly, a valuation allowance equal to the net deferred tax asset amount has been recorded as of December 31, 1999.

6.       Stock Options
         -------------

         On December 28, 1997, the Company granted an option to its chairman to acquire 4,000,000 shares of common stock at an exercise price of $.01 per share. The closing price of the Company's common stock was $.062 at the date of grant. The exercise price represented an 84% discount from such closing price. Management determined that the exercise price approximated the fair value of the Company's common stock at the date of grant. Management of the Company estimated the value of the Company's shares at the date of grant based on the historical trend of the trading prices for its' common stock and the limited volume of shares being traded. Such option vested immediately and expires five years from the date of grant.

         On December 28, 1998, the Company granted an option to its chairman to acquire 3,000,000 shares of common stock at an exercise price of $.031 per share. the closing price of the Company's common stock was $.031 at the date of grant. The exercise price represented no discount from such closing price. Such option vested immediately and expires five years form the date of grant.

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

6.       Stock Options (continued)
         -------------------------

         On December 28, 1998, the Company granted an option to its chief financial officer to acquire 500,000 shares of common stock at an exercise price of $.031 per share. The closing price of the Company's common stock was $.031 at the date of grant. The exercise price represented no discount from such closing price. Such option vested immediately and expires five years form the date of grant.

         On December 28, 1998, the Company granted an option to its legal counsel to acquire 500,000 shares of common stock at an exercise price of $.031 per share. The closing price of the Company's common stock was $.031 at the date of grant. Management determined the fair value of the option granted utilizing the Black-Scholes option price model. Management of the Company assigned a value of $.02 per option. As such the Company recorded services expense totaling $10,000 during the year ended August 31, 1999. Such option vested immediately and expires five years from the date of grant.

         The following table summarizes stock option activity as of August 31:

                                                       1999           1998             1997
                                                  --------------  --------------  --------------
         Options outstanding at beginning of year     4,000,000               -               -
         Options granted                              4,000,000       4,000,000               -
         Options expired or canceled                          -               -               -
         Options exercised                                    -               -               -
                                                  --------------  --------------  --------------
         Outstanding at end of year                   8,000,000       4,000,000               -
                                                  ==============  ==============  ==============
         Weighted average price per share         $         .02   $         .01   $           -
                                                  ==============  ==============  ==============
         Options exercisable at end of year           8,000,000       4,000,000               -
                                                  ==============  ==============  ==============
         Average fair market value of
          options granted                         $         .02   $         .06   $           -
                                                  ==============  ==============  ==============

         Pro forma information regarding net loss and net loss per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended August 31: risk free interest rate of 5.77% for 1999 (4.45% for 1998); no dividend yield for 1999 or 1998; expected life of the options of 5 years for 1999 and 1998; and volatility factor of the expected market price of the Company's common stock of 286% for 1999 (365% for 1998).

         The Black-Scholes option valuation model was developed for use in estimating he fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require that input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

6.       Stock Options (continued)
         -------------------------

         stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of fair value of its employee stock options. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options vesting period. Adjustments are made for options forfeited prior to vesting. The effect on compensation expense, net loss, and net loss per common share had compensation costs for the Company's stock option plans been determined based on a fair value at the date of grant consistent with the provisions of SFAS 123, are as follows:


                                                              Years ended August 31,
                                                  ----------------------------------------------
                                                       1999           1998             1997
                                                  --------------  --------------  --------------
         Net loss, as reported                    $    (926,511)  $     (53,819)  $     (68,105)

         Adjustment to compensation expense
           under SFAS 123                                70,000         240,000               -
                                                  --------------  --------------  --------------
         Net loss, pro forma                      $    (996,511)  $    (293,819)  $     (68,105)
                                                  ==============  ==============  ==============
         Net loss per common and common
           equivalent share, as reported          $        (.04)  $        (.00)  $        (.01)
                                                  ==============  ==============  ==============
         Net loss per common and common
           equivalent share, pro forma            $        (.04)  $        (.02)  $        (.01)
                                                  ==============  ==============  ==============


7.       Common Stock
         ------------

         The Company issued 10,000,000 shares in connection with its acquisition of MobileNetics (see Note 2).

                  In December 1996, the Board of Directors authorized the issuance of 20,000 shares of common stock to each employee of the Company at that time. The shares were to be surrendered back to the Company in the event that any employee who received shares terminated their employment with the Company, or was terminated by the Company for cause. The Company issued an aggregate of 540,000 shares of its common stock to these employees. Management of the Company valued the share grants at $.01 per share, which represented a 99.6% discount from the closing bid price of the Company's common stock at the date of grant. Management of the Company estimated the value of the Company's shares granted after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded. The Company recorded compensation expense totaling $5,400 during the year ended August 31, 1997 as a result of these grants.

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

7.       Common Stock (continued)
         ------------------------

         In December 1997, the Board of Directors authorized the issuance of 4,000,000 shares of common stock to the Chairman of the Company in exchange for compensation and the issuance of 80,000 shares of common stock in exchange public relation services. Management of the Company valued the shares grants at $.062 per share, which represented an 83.8% discount from the closing bid price of the Company's common stock at the date of grant. Management of the Company estimated the value of the Company's shares granted after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded. The Company recorded compensation and services expense totaling $40,000 and $800, respectively, during the year ended August 31, 1998 as a result of these grants.

         In May 1998, the Company issued 4,000,000 shares of common stock to two suppliers in exchange for $200 and a communications equipment lease. Management of the Company valued the shares grants at $.075 per share, which represented an 86.7% discount from the closing bid price of the Company's common stock at the date of grant. Management of the Company estimated the value of the Company's shares granted after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded. The Company recorded capitalized lease costs totaling $40,200 during the year ended August 31, 1998 as a result of these grants.

         In December 1998, the Board of Directors authorized the issuance of 4,000,000 shares of common stock to the Chairman of the Company in exchange for compensation and 500,000 shares of common stock to two individuals in exchange for professional services. Management of the Company valued the shares granted to its chairman at $.015 per share, which represented a 50.0% discount from the closing bid price of the Company's common stock at the date of issuance. Management of the Company valued the grants to its service providers at $.031 per share, which represented no discount from the closing bid price of the Company's common stock at the date of grant. Management of the Company estimated the value of the Company's shares granted after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded. The Company recorded compensation expense and service expense totaling $62,000 and $15,500, respectively, during the year ended August 31, 1999 as a result of these grants.

         In March 1999, the Board of Directors authorized the issuance of 400,000 shares of common stock to two individuals in exchange for professional services. Management of the Company valued the share grant at $.09 per share, which represented no discount form the closing bid price of the Company's common stock at the date of grant. The Company recorded service expense totaling $36,000 during the year ended August 31, 1999 as a result of these grants.

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

7.       Common Stock (continued)
         ------------------------

         Also in March 1999, the Company issued 1,000,000 shares of common stock to a related party in exchange for communication software developed specifically for the Company. Management of the Company valued the shares grants at $.09 per share, which represented no discount form the closing bid price of the Company's common stock at the date of grant. The Company recorded capitalized software costs totaling $90,000 during the year ended August 31, 1999 as a result of this grant.

         In June 1999, the Board of Directors authorized the issuance of 229,000 shares of common stock to four employees in lieu of compensation and one individual in exchange for professional services. Management of the Company valued the share grants at $.531 per share, which represented no discount from the closing bid price of the Company's common stock at the date of grant. The Company recorded compensation expense and service expense totaling $68,499 and $53,100, respectively, during the year ended August 31, 1999 as a result of these grants.

8.       Commitments
         -----------

         The Company leases certain equipment under non-cancelable operating lease agreements that expire between the years 2001 and 2003. Aggregate minimum future lease payments under these leases are as follows:

             Years ending August 31:
             -----------------------
                       2000                                       $      63,490
                       2001                                              58,857
                       2002                                               6,644
                       2003                                                 739
                                                                  --------------
         Total minimum lease payments                             $     129,730
                                                                  ==============

         Equipment lease expense and a month-to-month facility lease expense aggregated approximately $80,700 for the year ended August 31, 1999 ($12,000 for 1998; and $3,000 for 1997).

9.       Significant Customer
         --------------------

         The Company has entered into a Dedicated Access Service Agreement ("Service Agreement") with a customer to provide them with communication services through July 2000. The Service Agreement is renewable for an additional one year. The customer accounted for approximately 25% of net sales in 1999. Management does not believe that the Company is economically dependent upon any single customer.

         The Company's policy is to perform on-going credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

10.      Subsequent Events
         -----------------

         Investment agreement: In September 1999, the Company entered into an irrevocable Investment Agreement for a "private equity line" of up to $35,000,000. Under the Investment Agreement an investment banking company has made a firm commitment to purchase the Company's common stock and resale the securities in an offering under Regulation D of the United States Securities and Exchange Commission.

         Subject to an effective registration statement and ending 36 months from the initial subscription date, the Company at its discretion may "Put" common stock to the investment banking company. The purchase price per share will equal 92% of the lowest closing bid price of the common stock during the 20 business days following each Put, subject to a minimum price specified by the Company as defined in the Investment Agreement. The amount of each Put sold to the investment banking company may be up to $2,000,000, but the number of shares sold may generally not exceed 15% of the aggregate trading volume of the Company's common stock during the 20 business days following each Put.

         The investment banking company shall receive warrants to purchase 10% of the number of shares of the Company it purchases under each Put. The warrants are exercisable at a price equal to 110% of the market price for each Put.

         In consideration of the Investment Agreement, the Company granted the investment banking company warrants to purchase 490,000 shares of its common stock. The warrants are exercisable upon the successful completion of certain tasks, as defined, and at a price equal to the lowest closing bid price for the 5 days prior to the execution of the Investment Agreement or the 5 days following its execution, whichever price is lower. The Company has not valued the warrants as they vest upon a contingent event.

         PREFERRED STOCK ISSUANCES: In November 1999, the Company closed the placement of 2500 shares of series A 6% convertible preferred stock, $.001 par value (the "Series A Preferred Stock"), to one purchaser (the "Purchaser") at a purchase price of $1,000 per share, for an aggregate purchase price of $2,500,000, pursuant to a securities purchase agreement (the "Purchase Agreement"). The Company entered into a registration rights agreement and a warrant agreement. Concurrent with the closing of the placement, the Company issued warrants to the Purchaser for the purchase of 250,000 shares of the Company's common stock at an exercise price of $4.25 per share, subject to customary anti-dilution provisions, expiring on May 5, 2002. The Company also issued warrants for the purchase of 49,844 shares of common stock to the Placement Agent, exercisable at $4.0125 per share, expiring on November 22, 2004. The Company also paid $222,000 in cash to the Placement Agent for fees and costs associated with the Purchase Agreement. In conjunction with the Purchase Agreement, the Company valued the Purchaser and Placement Agent warrants utilizing the Black-

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

10.      Subsequent Events (continued)
         -----------------------------

         Scholes option pricing model. Management of the Company arrived at a fair market value of $1,220,000 for the warrants.

         In February 2000, the Company closed the placement of an additional 1500 shares of Series A Preferred Stock to the same Purchaser at a purchase price of $1,000 per share, for an aggregate purchase price of $1,500,000, pursuant to the Purchase Agreement. In conjunction with the Purchase Agreement, the Company entered into a registration rights agreement and a warrant agreement. Concurrent with the closing of the placement, the Company issued warrants to the Purchaser for the purchase of 150,000 shares of the Company's common stock at an exercise price of $4.25 per share, subject to customary anti-dilution provisions, expiring on February 28, 2002. The Company also incurred $120,000 in cash to the same Placement Agent for fees and costs associated with the Purchase Agreement. The Company also issued warrants for the purchase of 8,275 shares of common stock to the Placement Agent, exercisable at $14.50 per share, expiring on February 28, 2005. The Company valued the Purchaser and Placement Agent warrants utilizing the Black-Scholes option pricing model. Management of the Company arrived at a fair market value of $2,320,000 for the warrants.

         The convertible feature of the Series A Preferred Stock provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature". Pursuant to EMERGING ISSUES TASK FORCE No. 98-5 ("EITF 98-5"), the Company has valued such beneficial conversion feature for the first issuance of Series A Preferred Stock in the amount of $1,560,000. Management of the Company has determined the value of the beneficial conversion feature of the second issuance of Series A Preferred Stock to be $3,794,118; however, pursuant to EITF 98-5, in valuing the beneficial conversion feature, it cannot exceed the face value of the related stock issuance. As a result, the beneficial conversion feature for the second issuance of Series A Preferred Stock has been valued at $1,500,000. In the calculation of basic and diluted net loss per share, such beneficial conversion features will increase the net loss allocable to common stockholders.

         BEST EFFORTS PRIVATE PLACEMENT: In January 2000, the Company entered into a "best efforts" agreement with a private placement agent to raise $10,000,000 through the sale of common stock. To date, no activity or significant efforts have occurred with respect to such private placement. The Company issued to the private placement agent warrants to purchase 30,000 shares of common stock of the Company at a price of $10.25 per share, expiring January 27, 2003. The Company valued the private placement agent warrants utilizing the Black-Scholes option pricing model. Management of the Company arrived at a fair market value of $305,000 for the warrants.

         OPTIONS ISSUED TO NON-EMPLOYEES: In November 1999, the Company granted an option to purchase 200,000 shares of common stock of the

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

10.      Subsequent Events (continued)
         -----------------------------

         Company at a price of $4.53 per share to its prior external legal counsel. Such counsel became a member of the Company's Board of Directors subsequent to the date of grant. The option vests over a year period and expires November 25, 2001. The closing price of the Company's common stock was $4.53 at the date of grant. Management determined the fair value of the option granted utilizing the Black-Scholes option pricing model. Management of the Company assigned a value of $4.40 per option, for consideration totaling $880,000.

         In February 2000, the Company granted an option to purchase 25,000 shares of common stock of the Company at a price of $10.50 per share to its new external legal counsel. The option vested immediately and expires February 9, 2002. The closing price of the Company's common stock was $10.50 at the date of grant. Management determined the fair value of the option granted utilizing the Black-Scholes option pricing model. Management of the Company assigned a value of $10.00 per option, for consideration totaling $250,000.

         In February 2000, the Company granted an option to purchase 17,932 share of common stock of the Company at a price of $12.54 per share to a third party leasing company. The option vested immediately and expires January 31, 2005. The closing price of the Company's common stock was $10.87 at the date of grant. Management determined the fair value of the option granted utilizing the Black-Scholes option pricing model. Management of the Company assigned a value of $10.86 per option, for consideration totaling $195,000.

         OPTIONS ISSUED TO EMPLOYEES: From September 1, 1999 through February 29, 2000, the Company issued to employees options to purchase 1,536,760 shares of common stock of the Company. The options were granted at exercise prices ranging from $4.00 to $15.00 per share. The weighted average exercise price of such options was $7.83 per share. All of the options were issued at exercise prices equal to the closing bid price of the Company's common stock at the date of grant, except for 115,760 options which were granted with exercise price at $4.00 per share when the market price was $4.531 per share. Of the options, 285,360 vested immediately and have terms of two years, 600,000 vest over a one-year period and have terms of two years, 560,400 vest over a two-year period and have terms of three years, and 91,000 vest over a three-year period and have terms of four years.

         STOCK GRANTS: In January 2000, the Company granted 8,900 shares in common stock to employees in lieu of compensation. The closing bid price of the Company's common stock at the date of grant was $9.56 for consideration totaling $85,000.

         ACQUISITION: On December 6, 1999, the Company consummated its purchase of Color Networks, Inc. The Company issued 75,000 shares of common stock in consideration for 100% of the issued and outstanding

                                   LMKI, INC.
                     (formerly Landmark International, Inc.)

                   Notes to Consolidated Financial Statements
            For the period September 1, 1996 through August 31, 1999

10.      Subsequent Events (continued)
         -----------------------------

         shares of common stock of Color Networks, Inc. The fair market value of the stock issued was $8.00 per share, for consideration totaling $600,000. In addition, the Company issued warrants to two non-employee owners of Color Networks, Inc. to purchase 15,000 shares of common stock of the Company at an exercise price of $8.00 per share. The warrants vested immediately and expire January 31, 2005. Management determined the fair value of the option granted utilizing the Black-Scholes option pricing model. Management of the Company assigned a value of $7.99 per option, for consideration totaling $120,000.

         LINE OF CREDIT: On February 15, 2000, the Company entered into a $600,000 line of credit with a bank. The line of credit provides for interest at prime plus 2.0% (10.75% at such date). The line of credit is secured by substantially all the assets of the Company. The line allows for the Company to draw up to $600,000 based upon eligible collateral, as defined. The line matures on February 15, 2001.

                                                                  March 15, 2000

                          Independent Auditors' Report
                          ----------------------------


To the Board of Directors and Stockholder of MobileNetics Corporation


         We have audited the accompanying balance sheets of MobileNetics Corporation as of December 31, 1998 and 1997, and the related statements of income, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MobileNetics Corporation as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

         As discussed in Notes 1 and 8 to the financial statements, on June 1, 1999 the Company was acquired and became a wholly-owned subsidiary of LMKI, Inc.

                                      /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                      ------------------------------------------
                                          A Professional Accountancy Corporation
                                                       Newport Beach, California

                                                MOBILENETICS CORPORATION
                                                ------------------------

                                                     BALANCE SHEETS
                                                     --------------


                                                         ASSETS
                                                         ------

                                                      MAY 31,              DECEMBER 31,
                                                       1999       ------------------------------
                                                    (UNAUDITED)        1998            1997
                                                  --------------  --------------  --------------
CURRENT ASSETS
    Cash and cash equivalents (Note 1)            $       4,018   $      22,623   $         730
    Accounts receivable                                  62,989          68,801          78,628
    Income taxes receivable                               6,713             ---             ---
                                                  --------------  --------------  --------------

       Total current assets                              73,720          91,424          79,358

PROPERTY AND EQUIPMENT, net
    (Notes 1, 2 and 5)                                    9,152          10,925          13,904

OTHER ASSETS
    Advances to stockholder (Note 3)                        ---         226,785         166,375
    Deposits                                             35,600          35,600             620
                                                  --------------  --------------  --------------

       Total assets                               $     118,472   $     364,734   $     260,257
                                                  ==============  ==============  ==============


See the accompanying notes to these financial statements

                                                MOBILENETICS CORPORATION
                                                ------------------------

                                                     BALANCE SHEETS
                                                     --------------


                                     LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
                                     ----------------------------------------------

                                                      MAY 31,              DECEMBER 31,
                                                       1999       ------------------------------
                                                    (UNAUDITED)        1998            1997
                                                  --------------  --------------  --------------

CURRENT LIABILITIES
    Accounts payable                              $     396,836   $     106,351   $      33,575
    Accrued liabilities                                  51,988           6,186          42,723
    Notes payable to related parties
      (Note 4)                                           36,123          34,664          31,370
    Income taxes payable (Note 6)                           ---          14,878           6,611
    Current portion of long-term debt (Note 5)            2,664           2,484           2,110
                                                  --------------  --------------  --------------

       Total current liabilities                        487,611         164,563         116,389

LONG-TERM DEBT, net of current portion (Note 5)           8,989          10,154          12,628
                                                  --------------  --------------  --------------

       Total liabilities                                496,600         174,717         129,017
                                                  --------------  --------------  --------------

COMMITMENTS (Note 7)

STOCKHOLDER'S  EQUITY  (DEFICIT)
    (Notes 1, 3, 4, 7 and 8)
    Common stock, no par value;
       1,500 shares authorized
       1,500 shares issued and outstanding                1,500           1,500           1,500
    Retained earnings (accumulated deficit)            (379,628)        188,517         129,740
                                                  --------------  --------------  --------------

       Total stockholder's equity (deficit)            (378,128)        190,017         131,240
                                                  --------------  --------------  --------------

       Total liabilities and stockholder's
          equity (deficit)                        $     118,472   $     364,734   $     260,257
                                                  ==============  ==============  ==============


See the accompanying notes to these financial statements

                                                MOBILENETICS CORPORATION
                                                ------------------------

                                                STATEMENTS OF OPERATIONS
                                                ------------------------

                                                   FIVE MONTHS
                                                      ENDED
                                                      MAY 31,        YEAR ENDED DECEMBER 31,
                                                       1999       ------------------------------
                                                    (UNAUDITED)        1998            1997
                                                  --------------  --------------  --------------

REVENUES                                          $     341,140   $     835,362   $     514,503
                                                  --------------  --------------  --------------

OPERATING EXPENSES
    Cost of sales                                       362,792         356,644         205,182
    Wages and related expenses                          189,275         242,629          72,118
    General and administrative                          373,623         136,270         194,439
    Depreciation                                          3,281           2,979             994
                                                  --------------  --------------  --------------

       Total operating expenses                         928,971         738,522         472,733
                                                  --------------  --------------  --------------

          Income (loss) from operations                (587,831)         96,840          41,770

INTEREST EXPENSE, net                                    (1,905)        (11,470)         (2,787)
                                                  --------------  --------------  --------------

INCOME (LOSS) BEFORE TAXES                             (589,736)         85,370          38,983

INCOME TAX PROVISION (BENEFIT) (Note 6)                  21,591         (26,593)         (6,611)
                                                  --------------  --------------  --------------

NET INCOME (LOSS)                                 $    (568,145)  $      58,777   $      32,372
                                                  ==============  ==============  ==============


See the accompanying notes to these financial statements

                                                MOBILENETICS CORPORATION
                                                ------------------------

                                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                                 -------------------------------------------------------

                                  COMMON STOCK
                                                                     RETAINED
                                                                     EARNINGS
                                                                   (ACCUMULATED
                                      SHARES         DOLLARS          DEFICIT)        TOTAL
                                  --------------  --------------  --------------  --------------

BALANCES, January 1, 1997                 1,500   $       1,500   $      97,368   $      98,868

NET INCOME                                  ---             ---          32,372          32,372
                                  --------------  --------------  --------------  --------------

BALANCES, December 31, 1997               1,500           1,500         129,740         131,240

NET INCOME                                  ---             ---          58,777          58,777
                                  --------------  --------------  --------------  --------------
BALANCES, December 31, 1998               1,500   $       1,500   $     188,517   $     190,017

NET LOSS (unaudited)                        ---             ---        (568,145)       (568,145)
                                  --------------  --------------  --------------  --------------

BALANCES, May 31, 1999 (unaudited)        1,500   $       1,500   $    (379,628)  $    (378,128)
                                  ==============  ==============  ==============  ==============


See the accompanying notes to these financial statements

                                                MOBILENETICS CORPORATION
                                                ------------------------

                                                STATEMENTS OF CASH FLOWS
                                                ------------------------

                                                   FIVE MONTHS
                                                      ENDED
                                                      MAY 31,        YEAR ENDED DECEMBER 31,
                                                       1999       ------------------------------
                                                    (UNAUDITED)        1998            1997
                                                  --------------  --------------  --------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                             $    (568,145)  $      58,777   $      32,372
                                                  --------------  --------------  --------------
    Adjustments to reconcile net income to
      net cash provided by operating activities
          Depreciation                                    3,281           2,979             994
          Accrued interest on notes payable
            to related parties                            1,459           3,294             ---
          Advances to stockholder converted
            to compensation                             226,785             ---             ---
          Change in assets and liabilities
              (Increase) decrease in accounts
                 receivable                               5,812           9,827         (35,421)
              Increase in deposits                       (6,713)        (34,980)            ---
              Increase in accounts payable              290,485          72,776          11,162
              Increase (decrease) in accrued
                 liabilities                             45,802         (36,537)         28,207
              Increase (decrease) in income
                 taxes payable                          (14,878)          8,267           6,611
                                                  --------------  --------------  --------------
                 Total adjustments                      552,033          25,626          11,553
                                                  --------------  --------------  --------------

                 Net cash provided by (used in)
                    operating activities                (16,112)         84,403          43,925
                                                  --------------  --------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Advances to stockholder                                 ---         (60,410)        (49,451)
    Purchase of equipment                                (1,508)            ---         (14,898)
                                                  --------------  --------------  --------------

                 Net cash used in investing
                    activities                           (1,508)        (60,410)        (64,349)
                                                  --------------  --------------  --------------


See the accompanying notes to these financial statements

                                                MOBILENETICS CORPORATION
                                                ------------------------

                                                STATEMENTS OF CASH FLOWS
                                                ------------------------

                                                                   FIVE MONTHS
                                                                      ENDED
                                                                      MAY 31,        YEAR ENDED DECEMBER 31,
                                                                       1999       ------------------------------
                                                                    (UNAUDITED)        1998            1997
                                                                  --------------  --------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from related party loans                                       ---             ---           6,416
    Proceeds from borrowings of long-term debt                              ---             ---          14,738
    Repayments of long-term debt                                           (985)         (2,100)            ---
                                                                  --------------  --------------  --------------

                 Net cash provided by (used in)
                    financing activities                                   (985)         (2,100)         21,154
                                                                  --------------  --------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                    (18,605)         21,893             730

CASH AND CASH EQUIVALENTS, beginning of year                             22,623             730             ---
                                                                  --------------  --------------  --------------
CASH AND CASH EQUIVALENTS, end of year                            $       4,018   $      22,623   $         730
                                                                  ==============  ==============  ==============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash payments for income taxes                                $         ---   $      18,326   $         ---
                                                                  ==============  ==============  ==============

    Cash payments for interest                                    $         520   $       8,176   $       2,787
                                                                  ==============  ==============  ==============


See the accompanying notes to these financial statements

                            MOBILENETICS CORPORATION
                            ------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

              MAY 31, 1999, DECEMBER 31, 1998 AND DECEMBER 31, 1997
              -----------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ORGANIZATION AND OPERATIONS - MobileNetics Corporation (the "Company")
was incorporated under the laws of the State of Delaware on October 5, 1993.

         The Company is a provider of communications consulting and systems integration services that primarily involve Internet and network solutions. It services a diverse base of customers that are located primarily in California.

         Effective June 1, 1999, the Company was acquired by LMKI, Inc. (formerly Landmark International, Inc.) in an all stock transaction (see Note
8).

         ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         BASIS OF PRESENTATION - The management of the Company has prepared the financial statements as of and for the period ended May 31, 1999 herein and these statements were compiled by Lesley, Thomas, Schwarz & Postma, Inc. The financial statements for the period ended May 31, 1999 were not audited or reviewed by Lesley, Thomas, Schwarz & Postma, Inc. and accordingly they expressed no opinion or other form of assurance on them.

         Such financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited financial statements include all adjustments, consisting of all normal recurring adjustments, which are in the opinion of management necessary to fairly state the financial position of the Company as of May 31, 1999, and the results of its operations and cash flows for the five month interim period ended May 31, 1999. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading. Operating results for the five month interim period ended May 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999, or for any other period.

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         All information with respect to the period ended May 31, 1999 is unaudited. It is suggested that these unaudited financial statements are read in conjunction with the annual 1998 and 1997 audited financial statements and the notes related thereto.

         CASH AND CASH EQUIVALENTS - For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid instruments with a maturity of three (3) months or less to be cash equivalents. There were no cash equivalents at May 31, 1999 (unaudited), December 31, 1998 and December 31, 1997.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance to property and equipment are expensed as incurred. When property and equipment is retired or disposed of, the related costs and accumulated depreciation are eliminated from the accounts and any gain or loss on such disposition is reflected in income.

         REVENUE RECOGNITION - Consulting and systems integration services revenue is recognized in the month in which services are provided.

         CONCENTRATION OF CREDIT RISK - During the five months ended May 31, 1999 (unaudited), 1998 and 1997, approximately thirty-one percent (31%), fifty percent (50%) and eighty two percent (82%), respectively, of the Company's sales were made to a single customer.

         COMPENSATED ABSENCES - Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly no liability has been recorded in the accompanying financial statements. Management believes that the liabilities were minimal at May 31, 1999, December 31, 1998 and December 31, 1997 and therefore would not have a significant effect on the financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.


NOTE 2 - PROPERTY AND EQUIPMENT

         Property and equipment are as follows:

                                                           MAY 31,              DECEMBER 31,
                                           USEFUL           1999       ------------------------------
                                            LIFE         (UNAUDITED)        1998            1997
                                       --------------  --------------  --------------  --------------

         Computer equipment               5 years      $      16,406   $      14,898   $      14,898
         Less: accumulated depreciation                       (7,254)         (3,973)           (994)
                                                       --------------  --------------  --------------

                                                       $       9,152   $      10,925   $      13,904
                                                       ==============  ==============  ==============

NOTE 3 - ADVANCES TO STOCKHOLDER

                                                           MAY 31,              DECEMBER 31,
                                                            1999       ------------------------------
                                                         (UNAUDITED)        1998            1997
                                                       --------------  --------------  --------------

         Unsecured advance to one hundred (100%)
         stockholder, no interest, due on
         demand.                                       $         ---   $     226,785   $     166,375
                                                       ==============  ==============  ==============


NOTE 4 - NOTES PAYABLE TO RELATED PARTIES

         Notes payable to related parties consisted of the following:


                                                           MAY 31,              DECEMBER 31,
                                                            1999       ------------------------------
                                                         (UNAUDITED)        1998            1997
                                                       --------------  --------------  --------------

         Loan payable to father of one hundred
         percent (100%) stockholder, with interest
         accruing at ten percent (10%) per annum,
         total balance of principal and accrued
         interest due on June 30, 2000                 $      25,359   $      25,359   $      25,359

         Loan payable to mother of one hundred
         hundred percent (100%) stockholder, with
         interest accruing at the Smith Barney
         Margin Account rate (9.75% at December
         31, 1998 and 10.25% at December 31, 1997),
         total balance of principal and accrued
         interest due on June 30, 2000.                        6,011           6,011           6,011

         Accrued interest on related notes payable             4,753           3,294             ---
                                                       --------------  --------------  --------------
                                                       $      36,123   $      34,664   $      31,370
                                                       ==============  ==============  ==============

NOTE 5 - LONG-TERM DEBT

         Long-term debt consisted of the following:


                                                           MAY 31,              DECEMBER 31,
                                                            1999       ------------------------------
                                                         (UNAUDITED)        1998            1997
                                                       --------------  --------------  --------------

         Loan payable collaterallized by computer
         equipment, requiring principal and interest
         payments of $369 per month, with interest
         accruing at 16.9% per annum through
         November 18, 2002.                            $      11,653   $      12,638   $      14,738

         Less:  current portion                               (2,664)         (2,484)         (2,110)
                                                       --------------  --------------  --------------

                                                       $       8,989   $      10,154   $      12,628
                                                       ==============  ==============  ==============


NOTE 6 - PROVISION FOR INCOME TAXES

         The provision (benefit) for income taxes consisted of the following:


                                                        FIVE MONTHS
                                                           ENDED
                                                           MAY 31,         YEAR ENDED DECEMBER 31,
                                                            1999       ------------------------------
                                                         (UNAUDITED)        1998            1997
                                                       --------------  --------------  --------------

         Federal tax provision (benefit)               $     (22,391)  $      18,483   $       3,788
         California tax provision                                800           8,110           2,823
                                                       --------------  --------------  --------------

                                                       $     (21,591)  $      26,593   $       6,611
                                                       ==============  ==============  ==============


         DEFERRED INCOME TAXES - The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. The deferred tax assets are reviewed for recoverability and valuation allowances are provided as necessary. At May 31, 1999 (unaudited) the Company had a deferred tax asset of $117,550 for net operating loss carryforwards, but this asset was reduced one hundred percent (100%) by a valuation allowance. At December 31, 1998 and 1997 the temporary timing differences were insignificant and therefore, no deferred taxes have been recorded.

         STATUTORY RATE RECONCILIATION - The provision for income taxes (benefit) is different from that which would be obtained by applying the statutory Federal income tax rate to income (loss) before income taxes. The items causing this difference are as follows:


                                                        FIVE MONTHS
                                                           ENDED
                                                           MAY 31,         YEAR ENDED DECEMBER 31,
                                                            1999       ------------------------------
                                                         (UNAUDITED)        1998            1997
                                                       --------------  --------------  --------------

         Tax expense (benefit) at U.S.
           statutory rate                              $    (200,510)  $      17,748   $       5,847
         State income taxes, net                                 528           6,425           2,400
         Change in valuation allowance                       177,550             ---             ---
         Other, net                                              841           2,420          (1,636)
                                                       --------------  --------------  --------------

                                                       $     (21,591)  $      26,593   $       6,611
                                                       ==============  ==============  ==============


NOTE 7 - COMMITMENTS

         LEASE REVENUE - The Company leased communications equipment to LMKI, Inc. pursuant to a three (3) year agreement for approximately $5,700 per month. The lease period commenced May 12, 1998 and lease receipts are included in the Company's sales revenue.

         LEASE EXPENSE - The Company was leasing office space in Rancho Santa Margarita, California, pursuant to a month-to-month agreement. Rent expense for the five months ended May 31, 1999 (unaudited) and the years ended December 31, 1998 and 1997 was $16,250, $11,430 and $2,750, respectively.

NOTE 8 - SUBSEQUENT EVENTS

         Effective June 1, 1999, the Company was acquired by LMKI, Inc. in an all stock transaction. The Company's one hundred percent (100%) stockholder received ten million (10,000,000) shares of LMKI, Inc. stock as consideration.

         During early 1999, the Company entered into various operating equipment leases with lease payments totaling approximately $7,000 per month, expiring at various dates through 2001.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Revised Statutes Section 78.7502, 78.751, and 78.752 allow us to indemnify our officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Articles of Incorporation and our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Nevada law. We may enter into agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Nevada law. We have also purchased directors and officers liability insurance, which provides coverage against certain liabilities including liabilities under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee                                                  $    7,193.86
Legal Fees and Expenses......................................     $   24,806.14
Accounting Fees and Expenses.................................     $   15,000.00
Printing.....................................................     $    1,000.00
Miscellaneous Expenses.......................................     $    2,000.00
                                                                  --------------

                  Total......................................     $   50,000.00
                                                                  ==============


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

(a) The following is a summary of our transactions during the last three years preceding the date hereof involving sales of our securities that were not registered under the Securities Act.

In December 1996, the Board of Directors authorized the issuance of 20,000 shares of common stock to each of 22 employees. The shares were to be surrendered back to us in the event that any employee who received shares terminated their employment with us, or was terminated by us for cause. We issued an aggregate of 540,000 shares of its common stock to these employees.

In December 1996, the Board of Directors authorized the issuance of 4,000,000 shares of common stock in exchange for $100 and the provision of equipment under a leasing arrangement.

In December 1997, the Board of Directors authorized the issuance of 80,000 shares of common stock in exchange for $100 and public relation services.

In December 1997, the Board of Directors authorized the issuance of 4,000,000 shares of common stock to our Chairman for services rendered. The common stock was valued at $.01 per share.

In December 1998, the Board of Directors authorized the issuance of 500,000 shares of common stock to two individuals in exchange for professional services. The common stock was valued at $18,500 ($.031 per share) which represented the bid price of the common stock and the approximate value of the services on the date of exchange.

In December 1998, the Board of Directors authorized the issuance of 4,000,000 shares of common stock to our Chairman for services rendered. The common stock was valued at $.01 per share.

In March 1999, the Board of Directors authorized the issuance of 400,000 shares of common stock to two individuals in exchange for professional services. The common stock was valued at $36,000 ($.090 per share) which represented the bid price of the common stock and the approximate value of the services on the date of exchange.

Effective June 1, 1999, we acquired MobileNetics Corporation, a supplier of communications equipment, in a business combination accounted for as a purchase. We issued 10,000,000 shares of its common stock in exchange for all of the outstanding shares of MobileNetics. The value of the shares issued for MobileNetics was $100,000 ($.01 per share) which approximated the bid price of our common stock on the date of exchange.

In August 1999, the Board of Directors authorized the issuance of 100,000 shares of common stock to one individual in exchange for professional services. The common stock was valued at $10,000 ($.10 per share) which represented the value of the services rendered and the approximate average bid price of the common stock during the year prior to the acquisition of MobileNetics.

The Company engaged Swartz Institutional Finance, an affiliate of Dunwoody Brokerage Services, a registered broker dealer, to act as placement agent for 5,000 shares of series A preferred stock. The Company agreed to pay Swartz/Dunwoody a cash commission of 8% plus warrants to purchase 68,952 shares of common stock at various exercise prices. Swartz/Dunwoody is not affiliated with or related to the Company or its affiliates. During November 1999, we closed the placement of 2,500 shares of series A convertible preferred stock, $.001 par value to one purchaser at a purchase price of $1,000 per share or an aggregate purchase price of $2.5 million. In February 2000, the Company closed the placement of an additional 1,500 shares of series A convertible preferred stock to the same purchaser at a purchase price of $1,000 per share, for an aggregate purchase price of $1,500,000. In May 2000, the Company closed the placement of the final 1,000 shares of series A preferred stock at a purchase price of $1,000 per share for an aggregate purchase price of $1,000,000.

The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Securities Act in reliance upon
Section 4(2) of the Securities Act, Regulation D promulgated thereunder or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access, through their relationship with us to information about us.

(b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 26(a).

ITEM 27.  EXHIBITS.

Index of Exhibits

Number         Description
2.1            Merger Agreement - Acquisition of MobileNetics Corporation (3)
3.1.1          Articles Of Incorporation (1)
3.1.2          Name Change Pursuant to NRS 78.185 Filed 8/27/1998 (7)
3.1.3          Certificate of Amendment to the Articles Of Incorporation Filed
               7/23/1999 (7)
3.2            By-Laws (1)
4.1            Specimen of Common Stock Certificate (1)
4.2            Investment Agreement - Swartz (5)
4.3            Registration Rights Agreement - Swartz (5)
4.4            Warrant To Purchase Common Stock Of LMKI Inc. - Swartz (5)
4.5            Commitment Warrant - Swartz (5)
4.6            Agreement (With Respect To Commitment Warrants) - Swartz (5)
4.7            Securities Purchase Agreement - West End (6)
4.8            Certificate Of Designations Of Series A Convertible Preferred
               Stock Of LMKI Inc. - West End (6)
4.9            Warrant To Purchase Common Stock Of LMKI Inc. - West End (6)
4.10           Conditional Warrant To Purchase 6% Convertible Series A
               Convertible Preferred Stock And Warrants to Purchase Common
               Stock - West End (6)
4.11           Registration Rights Agreement - West End (6)
4.12           Form Of Lock-Up Agreement - West End (6)
4.13           Placement Warrant  - Dunwoody (7)
5.1            Opinion of Pillsbury Madison & Sutro, LLP (*)
10.1           Agreement For Payment Of Tax Obligations (2)
10.2           Equipment Lease Agreement (2)
10.3+          Options Outstanding (4)
10.4           Form of Note Payable to William J. Kettle (4)
10.5+          1999 Stock Plan and Form of Agreements thereunder (7)
10.6           Form of Indemnification Agreement Between Directors and Officers
               and Certain Agents (7)
10.7           Covad Master Reseller Agreement (7)
10.8           Level (3) General Terms And Conditions For Delivery Of
               Service (7)
10.9           Rhythms NetConnections Agreement (1)
10.10          Cisco Master Lease (1)
10.11          Insight Investments Master Lease (*)
10.12          Splitrock services
               Master Service Agreement (1)
10.13          Dedicated Access Service Agreement with California State
               Automobile Association (1)
21.1           List of Subsidiaries (7)
23.1           Consent of Expert Timothy L. Steers, CPA, LLC (1)
23.2           Consent of Expert Lesley, Thomas, Schwarz and Postma, Inc. (*)
23.3           Consent of Counsel (see Exhibit 5.1 of this filing) (1)
24.1           Power of Attorney (see page II-6 of this filing) (1)

------------------------
(*)      Filed herewith.
(+) Indicates a management contract or any compensatory plan, contract or arrangement.
(1)      Previously filed.
(2)      Previously filed in Form 10-KSB for the year ended 8/31/1998.
(3)      Previously filed in Form 10-QSB for the quarter ended 5/31/1999.
(4)      Previously filed in Form 10-KSB for the year ended 8/31/1999.
(5)      Previously filed in Form 8K on 12/2/1999.
(6)      Previously filed in Form 8K on 12/3/1999.
(7)      Previously filed in Form SB-2 on 12/17/1999.

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i)......Include any prospectus required by section 10(a)(3) of the
Securities Act;

         (ii).....Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii)....Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

(5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby appoints William J. Kettle as their attorney-in-fact, with full power to act alone, to sign in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement.

                                   SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on May 11, 2000.

LMKI, INC. (Registrant)


By:      /s/ WILLIAM J. KETTLE
         ---------------------------------
         William J. Kettle
         Chairman, Chief Executive Officer

Date:    April 11, 2000

By:      /s/ JOHN W. DIEHL, JR.
         ---------------------------------
         John W. Diehl, Jr.
         Principal Accounting Officer

Date:    April 11, 2000

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                          Title                                  Date

     /s/ WILLIAM J. KETTLE
     --------------------------
William J. Kettle                  Chairman, Director, Chief Executive    May 11, 2000
                                   Officer

     /s/ BRYAN L. TURBOW
     --------------------------
Bryan L. Turbow                    President, Director                    May 11, 2000

     /s/ ADELA MARIA KETTLE
     --------------------------
Adela Maria Kettle                 Vice President, Director               May 11, 2000

     /s/ JOHN W. DIEHL, JR.
     --------------------------
John W. Diehl, Jr.                 Chief Financial Officer, Secretary     May 11, 2000

     /s/ GENE ELMORE
     --------------------------
Gene Elmore                        Director                               May 11, 2000

     /s/ ROBERT C. WEAVER, JR.
     --------------------------
Robert C. Weaver, Jr.              Director                               May 11, 2000